     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                     INTEGRATED ELECTRICAL SERVICES, INC.*
             (Exact name of Registrant as specified in its charter)

              DELAWARE                               1731                              76-0542208
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)             Identification Number)

                             ---------------------

                       515 POST OAK BOULEVARD, SUITE 450
                              HOUSTON, TEXAS 77027
                                 (713) 860-1500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)
                             ---------------------

                                JOHN F. WOMBWELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       515 POST OAK BOULEVARD, SUITE 450
                              HOUSTON, TEXAS 77027
                                 (713) 860-1500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                DAVID P. OELMAN
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective Amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                              AMOUNT TO        PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE          BE             OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
              REGISTERED                     REGISTERED           PER UNIT(1)             PRICE(1)              FEE(1)
-----------------------------------------------------------------------------------------------------------------------------
9 3/8% Series B Senior Notes due
  2009...............................       $150,000,000             100%               $150,000,000            $41,700
-----------------------------------------------------------------------------------------------------------------------------
Guarantees of 9 3/8% Series B Senior
  Notes due 2009.....................            --                   --                     --                   (2)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(f)(2). For purposes of this calculation, the Offering Price per Series B Note was assumed to be the stated principal amount of each Series A Note that may be received by the Registrant in the exchange transaction in which the Series B Notes will be offered.
(2) Pursuant to Rule 457(n), no registration fee is required for the Guarantees of the Senior Exchange Notes registered hereby.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

* The domestic subsidiaries of Integrated Electrical Services, Inc. will guarantee the securities being registered hereby and therefore are also registrants. Information about such additional registrants appears on the following pages.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                               ACE ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                          1731                         58-1233590
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       ALADDIN-WARD ELECTRIC & AIR, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         59-2137098
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              AMBER ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         59-1888807
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                           ARC ELECTRIC, INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0581695
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            BACHOFNER ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0593514
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          BEXAR ELECTRIC COMPANY, LTD.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-2767532
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        BRINK ELECTRIC CONSTRUCTION CO.
             (Exact name of registrant as specified in its charter)

         SOUTH DAKOTA                        1731                         46-0322078
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                  BW/BEC, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-2835288
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                 BW/BEC, L.L.C.
             (Exact name of registrant as specified in its charter)

            NEVADA                           1731                         86-0873929
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                  BW/CEC, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-2835289
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                 BW/CEC, L.L.C.
             (Exact name of registrant as specified in its charter)

            NEVADA                           1731                         86-0873928
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             BW CONSOLIDATED, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                           1731                         74-1769791
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         CALHOUN ELECTRIC COMPANY, LTD.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-2835450
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                           CHARLES P. BAGBY CO., INC.
             (Exact name of registrant as specified in its charter)

            ALABAMA                          1731                         63-0751092
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                    COMMERCIAL ELECTRICAL CONTRACTORS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0587343
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      CYPRESS ELECTRICAL CONTRACTORS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         72-1028256
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                   DANIEL ELECTRICAL OF TREASURE COAST, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         65-0548129
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      DANIEL ELECTRICAL CONTRACTORS, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         59-2622624
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      DAVIS ELECTRICAL CONSTRUCTORS, INC.
             (Exact name of registrant as specified in its charter)

        SOUTH CAROLINA                       1731                         57-0474303
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            EAST COAST ELECTRIC CO.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0588022
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               ELECTRO-TECH, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                           1731                         88-0200302
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       FLORIDA INDUSTRIAL ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         59-03508913
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             GENERAL PARTNER, INC.
             (Exact name of registrant as specified in its charter)

            ALABAMA                          1731                         63-1080687
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          GOSS ELECTRIC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0581878
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            HATFIELD ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         86-0565738
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            HAYMAKER ELECTRIC, LTD.
             (Exact name of registrant as specified in its charter)

            ALABAMA                          1731                         63-1044169
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        HOLLAND ELECTRICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0576826
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        HOUSTON-STAFFORD ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-1774028
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                   HOUSTON-STAFFORD ELECTRICAL CONTRACTORS LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2095983
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         HOUSTON-STAFFORD HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097492
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        HOUSTON-STAFFORD MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2095981
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       HOWARD BROTHERS ELECTRIC CO., INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0570227
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               H. R. ALLEN, INC.
             (Exact name of registrant as specified in its charter)

        SOUTH CAROLINA                       1731                         57-0695117
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                ICS HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097490
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               ICS MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2114906
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                    ICS INTEGRATED COMMUNICATION SERVICES LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2114914
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          IES CONTRACTORS HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2131430
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               IES CONTRACTORS LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2129299
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         IES CONTRACTORS MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2129827
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                IES HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097490
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               IES MANAGEMENT LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         76-0569183
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                    INTEGRATED COMMUNICATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         52-2110684
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      INTEGRATED ELECTRICAL FINANCE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0559059
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          J.W. GRAY ELECTRIC CO., INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0573295
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      J.W. GRAY ELECTRICAL CONTRACTORS LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2097983
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            J. W. GRAY HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097988
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                           J. W. GRAY MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097977
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             KAYTON ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           NEBRASKA                          1731                         47-0623159
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          KEY ELECTRICAL SUPPLY, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           5063                         76-0285442
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          MARK HENDERSON, INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0576830
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            MENNINGA ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0575872
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       MID-STATES ELECTRIC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         62-1746956
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       MILLS ELECTRICAL CONTRACTORS, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         75-1394916
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         MILLS ELECTRICAL HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097491
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               MILLS ELECTRIC LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2095984
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              MILLS MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2095982
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              MUTH ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

         SOUTH DAKOTA                        1731                         46-0324448
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         PAULIN ELECTRIC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         61-0608088
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                PCX CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3629                         74-2905706
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             POLLOCK ELECTRIC INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         76-0078839
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                           POLLOCK SUMMIT ELECTRIC LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         76-0569180
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          POLLOCK SUMMIT HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097493
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             PRIMO ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         74-2902099
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                           RAINES ELECTRIC CO., INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0581935
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               RAINES ELECTRIC LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2132532
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              RAINES HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2132528
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             RAINES MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2132530
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            REYNOLDS ELECTRIC CORP.
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         86-0300869
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               RKT ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0585981
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            ROCKWELL ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0593890
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         RODGERS ELECTRIC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          WASHINGTON                         1731                         91-1004905
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                 SPECTROL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0576823
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              SPOOR ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         74-2899568
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                     SUMMIT ELECTRIC OF TEXAS, INCORPORATED
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         76-0214796
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                           T&H ELECTRICAL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0583746
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             THOMAS POPP & COMPANY
             (Exact name of registrant as specified in its charter)

             OHIO                            1731                         31-1112666
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        THURMAN & O'CONNELL CORPORATION
             (Exact name of registrant as specified in its charter)

           KENTUCKY                          1731                         61-1145474
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      WRIGHT ELECTRICAL CONTRACTING, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         63-1203022
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number          Identification No.)

                             ---------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH   , 1999

                                   PROSPECTUS

                                   [IES LOGO]

                               OFFER TO EXCHANGE
           $1,000 PRINCIPAL AMOUNT OF 9 3/8% SERIES B NOTES DUE 2009
                FOR EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING
                         9 3/8% SERIES A NOTES DUE 2009
                 ($150,000,000 IN PRINCIPAL AMOUNT OUTSTANDING)

                               THE EXCHANGE OFFER

- Expires 5:00 p.m., New York City time,                     , 1999, unless
  extended.

- Subject to certain customary conditions, which we may waive, the exchange offer is not conditioned upon a minimum aggregate principal amount of existing notes being tendered.

- All outstanding notes validly tendered and not withdrawn will be exchanged.

- Not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission ("SEC" or "Commission").

                               THE EXCHANGE NOTES

- The terms of the exchange notes to be issued in the exchange offer are substantially identical to the existing notes, except that we have registered the exchange notes with the SEC. In addition, the exchange notes will not be subject to certain transfer restrictions, and certain provisions relating to an increase in the stated interest rate on the existing notes will be eliminated.

- Interest on the exchange notes will accrue from January 28, 1999 at the rate of 9 3/8% per annum, payable semi-annually in arrears on each February 1 and August 1, beginning August 1, 1999.
                             ---------------------

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 16 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.
                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

     The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the exchange is not permitted.
                             ---------------------

           THE DATE OF THIS PROSPECTUS IS                     , 1999.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find More Information.........................     1
Incorporation of Certain Documents by Reference.............     2
Summary.....................................................     3
Risk Factors................................................     6
The Exchange Offer..........................................    22
Use of Proceeds.............................................    30
Capitalization..............................................    30
Selected Financial Data.....................................    31
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    33
Business....................................................    41
Management..................................................    50
Principal Stockholders......................................    52
Description of Other Debt...................................    53
Description of the Notes....................................    55
Plan of Distribution........................................    85
Legal Matters...............................................    86
Experts.....................................................    86

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the "Securities Act") on Form S-4 with respect to the exchange notes offered by this prospectus. As allowed by SEC rules, this prospectus does not contain all the information set forth in the registration statement. With respect to any contract, agreement or other document filed as an exhibit to the registration statement, please see the exhibits for a more complete description of the matter involved.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and therefore file reports, proxy statements and other information with the SEC. Such information can be inspected and copied at the public reference facilities of the SEC, Judiciary Plaza 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional
Offices: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 or may be obtained on the Internet at http:www.sec.gov. Copies can be obtained by mail. Requests for copies should be sent to the SEC's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Our Common Stock is traded on the New York Stock Exchange and, as a result, the periodic reports, proxy statements and other information filed with the SEC can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its financial condition.

     We hereby incorporate by reference our (a) Annual Report on Form 10-K for the year ended September 30, 1998 and as amended on January 22, 1999 and March 17, 1999, (b) Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and as amended on March 17, 1999, and (c) Current Report on Form 8-K, as filed with the SEC on February 4, 1999 and as amended on March 17, 1999.

     We also incorporate by reference into this prospectus additional documents that may be filed with the SEC from the date of this prospectus to the date of the termination of the exchange offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                Integrated Electrical Services, Inc.
                                515 Post Oak Boulevard
                                Suite 450
                                Houston, Texas 77027-9408
                                Attention: Corporate Secretary
                                (713) 860-1500

                                    SUMMARY

     This summary highlights some information from this prospectus, but does not contain all material features of the exchange offer. Please read the detailed information appearing elsewhere in this prospectus.

     In this prospectus, the words "Company," "IES," "we," "our," "ours," and "us" refer to Integrated Electrical Services, Inc. and, except as otherwise specified herein, to our subsidiaries. The words "Founding Companies" refer to the 16 electrical businesses we purchased concurrently with our initial public offering on January 30, 1998 and "Acquired Companies" refers to those businesses acquired since the initial public offering and through September 30, 1998. Our fiscal year is not a calendar year and ends on September 30. The following summary contains basic information about this exchange offer. It may not contain all the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire document and the documents we have referred you to as well as to consult with your own legal and tax advisors.

                                  THE COMPANY

     We are the third largest provider of electrical contracting and maintenance services in the United States. In late 1997, we recognized a significant opportunity for a well-capitalized company with critical mass and a nationwide presence to realize substantial competitive advantages by capitalizing on the fragmented nature of the electrical services industry. To that end, we began operations on January 30, 1998 with the acquisition of 16 electrical businesses, each of which had a strong identity and presence in its local markets, in order to create a nationwide provider of electrical services and to lead the consolidation of our industry. Since February 1998 and through December 31, 1998, we have acquired 26 additional electrical contracting and maintenance services businesses. On a pro forma basis for the year ended September 30, 1998 we generated revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") of $798.8 million and $81.7 million, respectively.

     According to the most recently available U.S. Census data, the electrical contracting industry generated annual revenues in excess of $40 billion in 1992. This data also indicates that the electrical contracting industry is highly fragmented with more than 54,000 companies, most of which are small, owner-operated businesses. We estimate that there are only five other U.S. electrical contractors with revenues in excess of $200 million. Government sources indicate that total construction industry revenues have grown at an average compound rate of approximately 6% from 1995 through 1998. Over the same period, our pro forma combined revenues have increased at a compound annual rate of approximately 13%. We believe this growth in revenues is primarily due to the fact that our companies have been in business an average of 21 years, have strong relationships with customers, have effectively employed industry best practices and have focused on larger, higher margin projects.

     We serve a broad range of markets, including the commercial, industrial, residential and power line markets. In addition, we have recently entered into the data communication market, which includes the installation of wiring for computer networks and fiber optic telecommunications systems. Our revenues are generated from a mix of new construction, renovation, maintenance and specialized services. We focus on higher margin, larger projects that require special expertise, such as design-and-build projects that utilize the capabilities of our in-house engineers, as well as service, maintenance and certain renovation and upgrade work which tends to either be recurring, have lower sensitivity to economic cycles, or both.

INDUSTRY OVERVIEW

     General. Virtually all construction and renovation in the United States generates demand for electrical contracting services. Electrical work generally accounts for approximately 8% to 12% of the total construction cost of commercial and industrial projects, 5% to 10% of the total construction cost for residential projects, and substantially all of the construction costs of power line projects. In recent years, electrical contractors have experienced a growing demand for their services due to more stringent electrical codes, increased use of electrical power, demand for increased data cabling capacity for high-speed computer systems and the construction of smart houses with integrated computer, temperature control and safety systems.

THE MARKETS WE SERVE

     Commercial Market. Our commercial work consists primarily of electrical installations and renovations in office buildings, high-rise apartments and condominiums, theaters, restaurants, hotels, hospitals and school districts. Our commercial customers include general contractors, developers, building owners, engineers and architects. We believe that demand for our commercial services is driven by construction and renovation activity levels, as well as more stringent local and national electrical codes. From fiscal 1995 through 1998, our pro forma revenues from commercial work have grown at a compound annual rate of approximately 11% per year and currently represent approximately 45% of our total pro forma 1998 revenues.

     Industrial Market. Our industrial work consists primarily of electrical installations and upgrade, renovation and replacement service and maintenance work in manufacturing and processing facilities, military installations, airports, refineries and petrochemical and power plants. According to internal estimates, approximately 60% of our industrial revenues are associated with new construction with the balance derived from significant contracts for upgrade, renovation and replacement service and maintenance work. Our industrial customers include facility owners, general contractors, engineers, consultants and architects. We believe that demand for our industrial services is driven by facility upgrades and replacements as well as general activity levels in the particular industries served, which is in turn affected by general economic conditions. From fiscal 1995 through 1998, our pro forma revenues from industrial work have grown at a compound annual rate of approximately 14% per year and currently represent approximately 28% of our total pro forma 1998 revenues.

     Residential Market. Our work for the residential market consists primarily of electrical installations in new single family housing and low-rise multifamily housing for customers which include local, regional and national homebuilders and developers. The residential market is primarily dependent on the number of single family and multi-family home starts, of which single-family starts are most affected by the level of interest rates and general economic conditions. Competitive factors particularly important in the residential market include our ability to build relationships with homebuilders and developers by providing services in each area of the country in which they operate. This ability has become increasingly important as consolidation has occurred within the residential construction industry and homebuilders and developers have sought out service providers on whom they can rely for consistent service in all of their operating regions. We believe we are currently one of the largest providers of electrical contracting services to the U.S. residential construction market and that there is significant additional opportunity for consolidation within this highly fragmented market. In the current low interest rate environment, our residential business has experienced significant growth. Our pro forma revenues from residential electrical contracting have grown at a compound annual rate of approximately 21% from fiscal 1995 through 1998 and currently represent approximately 16% of our total pro forma 1998 revenues.

     Power Line Market. Our work for the power line market consists primarily of the installation, repair and maintenance of electric power transmission lines and the construction of electric substations. We generally serve as the prime contractor and perform substantially all of the construction work on these contracts. Our customers in this market are government agencies and utilities. Demand for power line services is driven by new infrastructure development, utilities' efforts to reduce costs through the outsourcing of power line installation and maintenance services in anticipation of deregulation and the need to modernize and increase the capacity of existing transmission and distribution systems. The power line business is a new focus for our company and currently represents approximately 3% of our total pro forma 1998 revenues.

     Service and Maintenance Market. The balance of our total pro forma 1998 revenues is derived from service calls and routine maintenance contracts. Our service and maintenance revenues, which tend to be recurring and less sensitive to economic fluctuations, have grown at a compound annual rate of approximately 14% from fiscal 1995 through 1998 and currently represent approximately 8% of our total pro forma 1998 revenues.

     Data Communication Market. We recently formed a division to specifically target opportunities in the data communication market and completed our first data communication acquisition in November 1998. Our data communication work consists primarily of the installation, upgrade, maintenance and repair of computer network cabling, telecommunication systems and wireless telephone and microwave towers. We believe that demand for our data communication services will be driven by the pace of technological change, the overall growth in voice and data traffic and by the increasing use of personal computers and modems, with particular emphasis on the speed with which information can be retrieved from the Internet. As a result of our recent entry into the market, our data communication revenues are not a significant component of our total pro forma 1998 revenues.

COMPETITIVE STRENGTHS

     We believe several factors give us a competitive advantage in our industry, including our:

     - Size and critical mass -- which give us purchasing and other economies of scale, as well as greater ability to compete for larger jobs that require greater technical expertise, personnel availability and bonding capacity;

     - Geographically diverse operations -- which enable us to effectively service large customers across operating regions, including regional and national homebuilders, national retailers and other commercial businesses, as well as to lessen the impact of regional economic cycles;

     - Diverse business lines -- which we believe provide greater stability in sales revenue;

     - Strong customer relationships -- which provide us repeat business and the opportunity for cross-selling our services;

     - Expertise in specialized markets -- which provides us with access to high growth markets, including data cabling, wireless telecommunication, highway lighting and traffic control, video, security and fire systems;

     - Substantial number of licensed electricians -- which enables us to deliver quality service with greater reliability than many of our competitors, which is particularly important given a current industry shortage of qualified electricians;

     - Design technology and expertise -- which give us the ability to participate in higher margin design-and-build projects; and

     - Experienced management -- which holds in excess of 60% of the Company's outstanding common stock and includes executive management with extensive electrical, consolidation and public company experience, as well as regional and local management which have established reputations in their local markets.

BUSINESS STRATEGY

     Our goal is to expand our position as a leading national provider of electrical contracting and maintenance services by:

     - continuing to realize operational efficiencies;

     - expanding our business and markets through internal growth; and

     - pursuing a targeted acquisition strategy.

OPERATING STRATEGY

     We believe there are significant opportunities to continue to increase our revenues and profitability. The key elements of our operating strategy are:

     Implementation of Best Practices. We continue to expand the services we offer in our local markets by using the specialized technical and marketing strengths of each of our companies. Through a series of forums attended by management and other employees, we regularly identify and share best practices that can be successfully implemented throughout our operations. We have identified opportunities to enhance certain operational, administrative, safety, hiring and training practices, and we have adopted the best of these practices throughout our operations. Additional areas of focus include expanding the use of our computer-aided-design technology and expertise and sharing information relating to specific projects or job requirements throughout our company.

     Focus on Higher Margin, High Growth Opportunities. We intend to pursue projects and business markets which are higher value-added in nature and provide us with opportunities to expand our revenues, gross margins and operating margins. In particular, we intend to focus on leveraging our unique skill base and competitive strengths to achieve leading market shares in targeted business areas. Examples of high growth markets we have recently entered are the power line and data communication markets in which underlying industry dynamics are expected to lead to demand levels which will outpace the growth of the electrical services market as a whole. Examples of higher margin opportunities within our more established markets include the expansion of maintenance and specialized services, as well as increasing the amount of our repeat business with national customers.

     Increase the Number of National Accounts. We intend to use our geographic diversity to bid for additional business from new and existing customers that operate on a regional and national basis, such as developers, contractors, homebuilders and owners of national chains. We believe that significant demand exists from such companies to utilize the services of a single electrical contracting and maintenance service provider. This demand is at least partially driven by the recent consolidation among a number of our principal customers, including homebuilders, developers and national contractors. Because we are able to understand the demands and needs of our customers based on prior, substantially similar projects, we are able to configure and install systems to their specifications on a more timely and cost-efficient basis than other electrical contractors. Moreover, we believe that the demand for a single-source contractor limits the opportunities for smaller contractors that may not be able to provide services at multiple locations simultaneously. We believe our existing local and regional relationships can be further expanded as we continue to develop a nationwide network.

     Operate on Decentralized Basis. We believe that our decentralized operating structure helps us retain the entrepreneurial spirit present in each of our companies while maintaining disciplined operating and financial controls. We have recently structured our company into regional operating divisions to more efficiently share the considerable local and regional market knowledge and customer relationships possessed by each of our companies, as well as companies that we may acquire in the future. We believe that this regional framework will allow us to more effectively disseminate ideas, gather financial information and target customers. By maintaining a local focus, we believe we are able to continue to:

     - build relationships with general contractors and other customers;

     - address design preferences and code requirements;

     - respond quickly to customer demands; and

     - adjust to local market conditions.

     Attract and Retain Quality Employees. We believe that our ability to attract and retain qualified electricians is a critical competitive factor. We plan to continue to attract and train skilled employees by:

     - extending active recruiting and training programs;

     - offering stock-based compensation for key employees; and

     - offering expanded career paths and more stable income through a larger public company.

     Achieve Additional Operating Efficiencies. We continue to focus on operating efficiencies by combining overlapping operations and centralizing certain administrative functions. We are also taking advantage of our combined purchasing power to gain volume discounts on items such as electrical materials, vehicles, bonding, employee benefits and insurance. Through sharing business practices and providing repeat services to national accounts, we believe we can continue to achieve operating margin improvements. In addition, we believe that significant opportunities exist to increase our profitability through such efforts as offsite prefabrication and standardized project management of similar jobs.

ACQUISITION STRATEGY

     Due to the highly fragmented nature of the electrical contracting and maintenance services industry, we believe we have significant acquisition opportunities. We focus on acquiring companies with an entrepreneurial attitude as well as a willingness to learn and share improved business practices through open communications. We believe that many electrical contracting and maintenance service businesses that lack the capital necessary to expand operations will become acquisition candidates. For these acquisition candidates, a sale of their company to us will provide them with several benefits, including:

     - the ability to improve margins through implementing best practices;

     - expertise to expand in specialized markets;

     - enhanced productivity through the reduction of administrative burdens;

     - national name recognition;

     - potential for substantial financial return through equity participation in our company, and

     - the opportunity for a continued role in management.

Other key elements of our acquisition strategy include:

     Enter New Geographic Markets. We target acquisition candidates that are financially stable, have a strong presence in the market in which they operate and have the customer base necessary to integrate with or complement our existing business. We expect that increasing our geographic diversity will allow us to better serve an increasingly national customer base. It should also further reduce the impact of local and regional economic cycles, as well as weather-related or seasonal variations in our business.

     Expand Within Existing Markets. Once we enter a market, we seek to acquire other well-established electrical contracting and maintenance businesses operating within that region, including "add-on" acquisitions of smaller companies. We believe that add-on acquisitions afford the opportunity to improve our overall cost structure through the integration of such acquisitions into existing operations as well as to increase revenues through access to additional specialized markets. Despite the integration opportunities afforded by such add-on acquisitions, we maintain existing business names and identities to retain goodwill for marketing purposes.

     Diversify Business Operations. We will continue to diversify our business operations as we identify opportunities within related electrical businesses with similar characteristics to our current business lines. Since our inception, we have added power line and data communication operations to our business portfolio due to the fragmented nature of those markets, our belief in their strong growth potential and their lower sensitivity to economic downturns. We will continue to diversify into higher margin businesses to enhance revenue growth and profitability.

RECENT DEVELOPMENTS

     As of March 23, 1999, we have entered into letters of intent to acquire six additional companies and executed a definitive agreement to acquire a seventh company with combined annual revenues of approximately $53 million. The firms to be acquired provide services to the commercial, industrial, residential and data communication markets. We are continually considering possible acquisitions. We may from time to time negotiate and enter into letters of intent with potential acquisition candidates. The consideration related to these companies remains subject to negotiation until a definitive agreement is signed. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. The completion of each acquisition is subject to a satisfactory due diligence review, negotiation of definitive acquisition agreements, obtaining any necessary approvals and fulfilling all other conditions to closing.

                               THE EXCHANGE OFFER

Registration Rights
Agreement..................  We sold the existing notes on January 28, 1999 to the initial purchasers under a purchase agreement dated January 25, 1999. Pursuant to the purchase agreement, IES, our subsidiaries who guaranteed our obligations under the existing notes and the initial purchasers entered into a registration rights agreement which granted the holders of the existing notes certain exchange and registration rights. This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement.

The Exchange Offer.........  We are offering to exchange up to $150,000,000 of the exchange notes for up to $150,000,000 of the existing notes. Existing notes may be exchanged only in $1,000 increments.

                             The terms of the exchange notes are identical in all material respects to the existing notes except for certain transfer restrictions and registration rights relating to the existing notes and certain provisions relating to an increase in the stated interest rate on the existing notes.

Resale.....................  We believe that you will be able to freely transfer the exchange notes without registration or any prospectus delivery requirement; however, certain broker-dealers and certain of our affiliates may be required to deliver copies of this prospectus if they resell any exchange notes.

Expiration Date............  5:00 p.m., New York City time, on                ,
                             1999, unless the exchange offer is extended. You may withdraw existing notes you tender pursuant to the exchange offer at any time prior to
                                            , 1999. See "The Exchange
                             Offer -- Expiration Date; Extensions; Amendments."

Accrued Interest on the
  Exchange Notes and the
  Existing Notes...........  The exchange notes will bear interest at a rate of
                             9 3/8% per annum, payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1999. Holders of exchange notes of record at the close of business on the January 15 and July 15 immediately preceding such interest payment date will receive interest accruing from the most recent date to which interest has been paid.

Termination of the Exchange
  Offer....................  We may terminate the exchange offer if we determine that our ability to proceed could be materially impaired due to the occurrence of certain conditions. We do not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. You will have certain rights against us under the registration rights agreement should we fail to consummate the exchange offer. See "The Exchange Offer -- Termination."

Procedures for Tendering
  Existing Notes...........  If you wish to accept the exchange offer, sign and date the letter of transmittal in accordance with the instructions, and deliver the letter of transmittal, along with the existing notes and any other required documentation, to the exchange agent. By executing the letter of transmittal, you will represent to us that, among other things:

                             - the exchange notes you receive will be acquired
                               in the ordinary course of your business,

                             - you have no arrangement with any person to
                               participate in the distribution of the exchange notes, and

                             - you are not an affiliate of IES or, if you are an
                               affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Special Procedures for
Beneficial Owners..........  If you are a beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such existing notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.

Guaranteed Delivery
Procedures.................  If you wish to tender your existing notes, you may, in certain instances, do so according to the guaranteed delivery procedures set forth elsewhere in this prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  You may withdraw existing notes you tender pursuant to the exchange offer by furnishing a written or facsimile transmission notice of withdrawal to the exchange agent containing the information set forth in "The Exchange Offer -- Withdrawal of Tenders."

Acceptance of Existing
Notes and Delivery of
  Exchange Notes...........  Subject to certain conditions (as summarized above in "Termination of the Exchange Offer" and described more fully in "The Exchange
                             Offer -- Termination"), we will accept for exchange any and all existing notes that are properly tendered in the exchange offer prior to the expiration date. See "The Exchange
                             Offer -- Procedures for Tendering." The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Exchange Agent.............  State Street Bank and Trust Company, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer. The mailing address of the exchange agent and the address for deliveries by overnight courier is State Street Bank and Trust Company, Two International Place, P.
                             O. Box 77802102, Boston, Massachusetts 02110, and the address for hand deliveries is State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110. For assistance and requests for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery, the telephone number for the exchange agent is (617) 664-5587, and the facsimile number for the exchange agent is (617) 664-5290.

See "The Exchange Offer" for more detailed information concerning the terms of the exchange offer.

                       SUMMARY OF TERMS OF EXCHANGE NOTES

Issuer..................... Integrated Electrical Services, Inc.
                             515 Post Oak Boulevard, Suite 450
                             Houston, Texas 77027-9408
                             (713) 860-1500

Notes Offered..............  $150,000,000 aggregate principal amount of 9 3/8%
                             Senior Subordinated Notes due 2009.

Maturity...................  February 1, 2009.

Interest Payment Dates.....  February 1 and August 1, commencing August 1, 1999.

Guarantees.................  Each of our subsidiaries will fully and unconditionally guarantee the exchange notes on a senior subordinated basis. Future subsidiaries also may be required to guarantee the exchange notes. See "Description of the Notes -- Guarantees."

Ranking....................  The exchange notes will be subordinated to all existing and future senior indebtedness. The exchange notes will rank equally with all our other existing and future senior subordinated indebtedness and will rank senior to all our subordinated indebtedness. The guarantees will be subordinated to all existing and future senior indebtedness of such subsidiaries. Because the exchange notes are subordinated, in the event of bankruptcy, liquidation or dissolution, holders of the exchange notes will not receive any payment until holders of senior indebtedness and guarantor senior indebtedness have been paid in full. The terms "senior indebtedness" and "senior guarantee indebtedness" are defined in the "Description of the Notes -- Certain Definitions" section of this prospectus.

                             On a pro forma basis, after giving effect to the issuance of the existing notes and our use of the proceeds, at December 31, 1998, we would have had $4.5 million of consolidated senior indebtedness outstanding.

Optional Redemption........  We may redeem the exchange notes, in whole or in part, at any time on or after February 1, 2004, at the redemption prices set forth in this prospectus. See "Description of the Notes -- Optional Redemption."

Optional Redemption
Following Sales of
  Equity...................  Before February 1, 2002, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net proceeds of certain sales of equity at the price listed in the section "Description of Notes" under the heading "Optional Redemption," if at least 65% of the aggregate principal amount of the exchange notes originally issued remains outstanding after such redemption.

Change of Control..........  If we sell assets or if a change of control occurs, we may be required to offer to repurchase the exchange notes at the prices listed in the section "Description of the Notes."

Certain Covenants..........  The indenture governing the exchange notes will contain covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:

                             - borrow money;

                             - pay dividends on stock or purchase stock;

                             - make investments;

                             - use assets as security in other transactions;

                             - sell certain assets or merge with or into other
                               companies;

                             - sell stock in our subsidiaries; and

                             - restrict the ability of our subsidiaries to pay
                               dividends and make other payments.

                             These covenants are subject to important exceptions and qualifications, which are described in the section "Description of the Notes" under the heading "Certain Covenants" in this prospectus.

Risk Factors...............  See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in the notes.

See "Description of the Notes" for more detailed information concerning the terms of the exchange notes.

                             SUMMARY FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

     We acquired our Founding Companies concurrently with the consummation of the initial public offering of our common stock. Accounting rules dictated that one of our Founding Companies, Houston-Stafford Electric, Inc., be considered, for accounting purposes, the entity which acquired the other Founding Companies and IES. Because of this, our consolidated historical financial statements represent the financial position and results of operations of:

     - Houston-Stafford Electric, Inc.;

     - the other Founding Companies and 25 of the other 26 Acquired Companies beginning on their respective dates of acquisition; and

     - one Acquired Company, the results of which are presented for the entire period because it was accounted for using the pooling of interests method of accounting.

     The following summary unaudited pro forma statement of operations data present certain data for the Company, as adjusted for:

     - the effects of the acquisitions of the Founding Companies and the Acquired Companies;

     - the effects of certain other pro forma adjustments to our historical financial statements; and

     - the consummation of the initial public offering of our common stock.

     These data include the results of operations of the Company, the other Founding Companies and the Acquired Companies as if their acquisitions, the initial public offering of our common stock and related transactions were closed on October 1, 1997.

     These data are not necessarily indicative of the results that we would have obtained had these events actually occurred at that date or of our future results. During various portions of the periods presented below, our companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of future performance. The unaudited pro forma statement of operations data are based on preliminary estimates, available information and certain assumptions that our management deems appropriate. Since the information in this table is only a summary and does not provide all of the information contained in our financial statements, including the related notes, you should read "Use of Proceeds," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and pro forma financial statements and related notes thereto included elsewhere in this registration statement.

You should also read our financial statements and other information filed with the SEC and incorporated herein by reference.

                                         YEAR ENDED          QUARTER ENDED        PRO FORMA       PRO FORMA
                                        SEPTEMBER 30,         DECEMBER 31,       YEAR ENDED     QUARTER ENDED
                                     -------------------   ------------------   SEPTEMBER 30,   DECEMBER 31,
                                       1997       1998      1997       1998         1998            1998
                                     --------   --------   -------   --------   -------------   -------------
                                                              (UNAUDITED)        (UNAUDITED)     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues.........................  $117,111   $386,721   $31,799   $197,712     $798,828        $203,116
  Cost of services (including
    depreciation)..................    95,937    306,052    25,262    156,745      640,482         161,530
                                     --------   --------   -------   --------     --------        --------
  Gross profit.....................    21,174     80,669     6,537     40,967      158,346          41,586
  Selling, general and
    administrative expenses........    14,261     47,390     7,718     21,841       82,831          22,698
  Non-cash, non-recurring
    compensation charge............        --     17,036        --         --           --              --
  Goodwill amortization............        --      3,212        --      1,848        7,757           1,899
                                     --------   --------   -------   --------     --------        --------
  Income from operations...........     6,913     13,031    (1,181)    17,278       67,758          16,989
  Interest and other income
    (expense), net.................       385       (393)        1     (1,486)      (3,668)         (1,452)
                                     --------   --------   -------   --------     --------        --------
  Income before income taxes.......     7,298     12,638    (1,180)    15,792       64,090          15,537
  Provision for income taxes.......     2,923     12,690      (499)     6,700       27,297           6,622
                                     --------   --------   -------   --------     --------        --------
  Net income (loss)................  $  4,375   $    (52)  $  (681)  $  9,092     $ 36,793        $  8,915
                                     ========   ========   =======   ========     ========        ========

                                         YEAR ENDED SEPTEMBER 30, 1998                QUARTER ENDED DECEMBER 31, 1998
                                  -------------------------------------------   --------------------------------------------
                                  HISTORICAL   PRO FORMA(A)   AS ADJUSTED(B)    HISTORICAL   PRO FORMA(A)    AS ADJUSTED(B)
                                  ----------   ------------   ---------------   ----------   -------------   ---------------
OTHER FINANCIAL DATA RATIOS:
  EBITDA(c).....................   $35,427       $81,676          $80,726        $20,339        $20,189          $20,189
  Interest expense..............     1,161         4,292           15,529          1,695          1,708            3,865
  Depreciation and
    amortization................     5,360        12,968           12,968          3,061          3,200            3,200
  Ratio of earnings to fixed
    charges(d)..................       6.1x         12.2x             4.1x           8.8x           8.2x             4.1x
  Ratio of EBITDA to interest
    expense.....................        --            --              5.2x            --             --              5.2x
  Ratio of total debt to
    EBITDA......................        --            --              1.9x            --             --               --
  Ratio of net debt to EBITDA...        --            --              1.2x            --             --               --

                                                                AS OF DECEMBER 31, 1998
                                                              ---------------------------
                                                              HISTORICAL   AS ADJUSTED(B)
                                                              ----------   --------------
                                                              (UNAUDITED)
  Cash......................................................   $  4,044       $ 58,844
  Working capital...........................................     77,931        132,731
  Total assets..............................................    518,006        577,806
  Total debt, net of discount...............................     93,517        153,317
  Total stockholders' equity................................    321,528        321,538

---------------

(a) Gives effect to our initial public offering, the acquisition of the founding companies and the 26 companies we have acquired since our initial public offering through December 31, 1998 and other related pro forma adjustments, as if all such transactions had occurred on October 1, 1997.

(b) Gives effect to the transactions described in (a) above and to the issuance and sale of the notes and the application of a portion of the net proceeds therefrom to repay outstanding indebtedness under our credit facility as if such transactions had occurred on October 1, 1997.

(c) EBITDA is defined as net income (calculated excluding other income, net) plus interest expense net of income, income taxes and depreciation and amortization. EBITDA also excludes a $17 million non-cash, non recurring compensation charge recognized in connection with our initial public offering. EBITDA is presented to provide additional information concerning our ability to meet future debt service obligations and capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to either net income as an indicator of our operating performance or cash flows as an indicator of our liquidity. Other companies may not calculate EBITDA in a similar manner and, for that reason, these measures may not be comparable.

(d) The ratio of earnings to fixed charges is calculated by dividing the fixed charges into net income before taxes and minority interests plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the estimated interest component of rent expense.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this registration statement before deciding to invest in the notes.

OUR SUBSTANTIAL DEBT COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND YOUR INVESTMENT IN THE NOTES

     We have now and, after the exchange offer, will continue to have a significant amount of debt. The following chart, with dollar amounts in thousands, shows certain important credit statistics and is presented assuming we had completed the offering of the existing notes as of December 31, 1998 or at the beginning of the period ended December 31, 1998 and applied a portion of the proceeds to repay indebtedness under our credit facility:

Total indebtedness..........................................  $153,317
Stockholders' equity........................................  $321,538
Debt to equity ratio........................................       0.5x
Ratio of earnings to fixed charges..........................       3.8x

     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the exchange notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures and other general corporate requirements;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Additionally, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

     See "Description of the Notes -- Optional Redemption" and "-- Change of Control" and "Description of Other Debt."

THE EXCHANGE NOTES AND THE SUBSIDIARY GUARANTEES RANK BEHIND ALL OF OUR AND OUR SUBSIDIARY GUARANTORS' EXISTING AND FUTURE SENIOR INDEBTEDNESS

     As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior indebtedness of our company and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the exchange notes or the subsidiary guarantees.

     In addition, all payments on the exchange notes and the guarantees will be blocked in the event of a payment default on certain senior indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior indebtedness.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to our company or the guarantors, holders of the exchange notes will participate with trade creditors and all other holders of subordinated indebtedness of our company and the guarantors in the assets remaining after we and the subsidiary guarantors have paid all of the senior indebtedness. However, because the indenture requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the exchange notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of exchange notes may receive less, ratably, than the holders of senior indebtedness.

     Assuming we had completed the offering of the existing notes and applied the proceeds as of December 31, 1998, these exchange notes and the subsidiary guarantees would have been subordinated to approximately $4.5 million of senior indebtedness and approximately $172.6 million would have been available for borrowing as additional senior indebtedness under our credit facility, subject to customary borrowing conditions. We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture.

BUSINESS CONDITIONS IN THE FUTURE MAY PREVENT US FROM SERVICING OUR DEBT

     Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash, proceeds from the sale of the existing notes and available borrowings under our credit facility, will be adequate to meet our currently expected liquidity needs. We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility and the exchange notes, on commercially reasonable terms or at all.

WE MAY CHOOSE TO BORROW SUBSTANTIAL AMOUNTS IN THE FUTURE THAT WOULD BE SENIOR TO THE EXCHANGE NOTES

     We may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not prohibit us or our subsidiaries from doing so, although the indenture does contain certain limitations on additional indebtedness. Our credit facility would permit additional borrowing of up to $172.6 million after completion of this exchange offer (subject to customary borrowing conditions) and all of this debt would be senior in rank to the notes and the subsidiary guarantees. The senior status of such debt means that if we were to dissolve, all senior indebtedness would be repaid in full before any amount would be paid to the holders of the exchange notes. If new debt is added to our current debt levels and the current debt levels of our subsidiaries, the related risks that we and they now face could intensify.

     See "Capitalization," "Selected Financial Data," "Description of the Notes -- Optional Redemption" and "-- Change of Control" and "Description of Other Debt."

DOWNTURNS IN CONSTRUCTION COULD ADVERSELY AFFECT OUR BUSINESS

     Presently, more than half of our business is the installation of electrical systems in newly constructed and renovated buildings, plants and residences. Additionally, a majority of our business is concentrated in the southeastern and southwestern portion of the United States. Downturns in levels of construction or housing starts could have a material adverse effect on our business, financial condition and results of operations. Our ability to maintain or increase revenues from new installation services will depend on the number of new construction starts and renovations. Our revenue growth from year to year is likely to reflect the cyclical nature of the construction industry. The number of new building starts will be affected by local economic conditions, changes in interest rates and other related factors. The housing industry is similarly affected by changes in general and local economic conditions, such as the following:

     - employment and income levels;

     - interest rates and other factors affecting the availability and cost of financing;

     - tax implications for home buyers;

     - consumer confidence; and

     - housing demand.

OUR GROWTH COULD BE DIFFICULT TO MANAGE

     If we are unable to manage our growth, or if we are unable to attract and retain additional qualified management, there could be a material adverse effect on our financial condition and results of operations. As we continue to grow, there can be no assurance that our management group will be able to oversee the company and effectively implement our operating or growth strategies. We expect to grow both internally and through acquisitions. We expect to expend time and effort in evaluating, completing and integrating acquisitions and opening new facilities. We cannot guarantee that our systems, procedures and controls will be adequate to support our expanding operations, including the timely receipt of financial information from acquired companies. This future growth will impose added responsibilities on our senior management, such as the need to identify, recruit and integrate new senior managers and executives.

THERE IS CURRENTLY A SHORTAGE OF QUALIFIED ELECTRICIANS

     Our ability to increase productivity and profitability has been limited by our ability to employ, train and retain skilled electricians who meet our requirements. There can be no assurance that, among other things:

     - we will be able to maintain the skilled labor force necessary to operate efficiently;

     - our labor expenses will not increase as a result of a shortage in the skilled labor supply; or

     - we will not have to curtail internal growth as a result of labor shortages.

INTEGRATION OF ACQUIRED COMPANIES MAY PROVE DIFFICULT

     The combined financial results of recently acquired companies incorporated by reference in this prospectus cover periods during which they were not under the same management and, therefore, may not be indicative of our future financial or operating results. Our success will depend on our management's ability to integrate future acquisitions.

ACQUIRED COMPANIES MAY ADVERSELY AFFECT OUR OPERATIONS

     We expect to grow through acquisitions. We cannot guarantee that we will be able to acquire additional businesses or integrate and manage them successfully. We cannot assure you that the businesses we acquire will achieve sales and profitability that justify our investment. Such acquisitions may involve a number of issues, including:

     - adverse short-term effects on our financial results;

     - diversion of our management's attention;

     - dependence on retention, hiring and training of key personnel; and

     - risks associated with unanticipated problems or legal liabilities.

     In addition, if industry consolidation becomes more prevalent, the prices for acquisition candidates may increase and the number of available candidates may decrease. These competitors may have greater financial resources to finance acquisition and internal growth opportunities and might be willing to pay higher prices than we are willing to pay for the same acquisition opportunities.

OUR OPERATIONS ARE SUBJECT TO THE NUMEROUS HAZARDS ASSOCIATED WITH THE CONSTRUCTION OF ELECTRICAL SYSTEMS

     Hazards related to our industry include, but are not limited to, electrocutions, fires, mechanical failures or transportation accidents. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and may result in suspension of operations. We maintain insurance coverage in the amounts and against the risks we believe are in accordance with industry practice, but this insurance does not cover all types or amounts of liabilities. No assurance can be given either that
(i) this insurance will be adequate to cover all losses or liabilities we may incur in our operations or (ii) we will be able to maintain insurance of the types or at levels that are adequate or at reasonable rates.

THE ESTIMATES WE USE IN PLACING BIDS COULD BE MATERIALLY INCORRECT

     Depending upon the size of a particular project, variations from estimated contract costs can have a significant impact on our operating results for any fiscal quarter or year. We currently generate, and expect to continue to generate, more than half of our revenues under fixed price contracts. We must estimate the costs of completing a particular project to bid for such fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. These variations along with other risks inherent in performing fixed price contracts may result in actual revenue and gross profits for a project differing from those we originally estimated and could result in losses on projects.

WE DEPEND ON KEY PERSONNEL

     The loss of key personnel or the inability to hire and retain qualified employees could have an adverse effect on our business, financial condition and results of operations. Our operations depend on the continued efforts of our current and future executive officers and senior management and key management personnel at the companies we have acquired. We cannot guarantee that any key member of management at the corporate or subsidiary level will continue in such capacity for any particular period of time. We do not maintain key man life insurance.

OUR INDUSTRY IS HIGHLY COMPETITIVE

     Our industry is served by small, owner-operated private companies, public companies and several large regional companies. We could also face competition in the future from other competitors entering the market. Some of our competitors offer a greater range of services, such as mechanical construction, plumbing and heating, ventilation and air conditioning services. Competition in the electrical contracting industry depends on a number of factors, including price. Some of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates.

WE MAY BE UNABLE TO REPURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes. In addition, restrictions in our credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Notes -- Change of Control."

THE SUBSIDIARY GUARANTEES MAY NOT STAND UNDER FRAUDULENT CONVEYANCE LAWS

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - was insolvent or rendered insolvent by reason of such incurrence,

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital, or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

A TRADING MARKET FOR THE EXCHANGE NOTES MAY NOT DEVELOP

     There has not been an established trading market for the notes. Although each initial purchaser has informed us that it currently intends to make a market in the exchange notes, it has no obligation to do so and may discontinue making a market at any time without notice.

     We do not intend to apply for listing of the exchange notes, on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the exchange notes.

OUR RESULTS MAY FLUCTUATE FROM PERIOD TO PERIOD

     Our business can be subject to seasonal variations in operations and demand that affect the construction business, particularly in residential construction. Our quarterly results may also be affected by the timing of acquisitions, the timing and size of acquisition costs and regional economic conditions. Accordingly, our performance in any particular quarter may not be indicative of the results which can be expected for any other quarter or for the entire year.

COMPUTER SYSTEMS WE RELY ON MAY FAIL TO RECOGNIZE YEAR 2000

     We are dependent on our computer software programs and operating systems in operating our business. We also depend on the proper functioning of computer systems of third parties, such as vendors and clients. The failure of any of these systems to appropriately interpret the upcoming calendar year 2000 could have a material adverse effect on our financial condition, results of operations, cash flow and business prospects. We are currently identifying our own applications that will not be year 2000 compliant and taking steps to determine whether third parties are doing the same. In addition, we are implementing a plan to prepare our computer systems to be year 2000 compliant by September 30, 1999.

     Our inability to remedy our own year 2000 problems or the failure of third parties to do so may cause business interruptions or shutdown, financial loss, regulatory actions, reputational harm and/or legal liability. We can not assure you that our year 2000 program will be effective or that our estimates about the timing and cost of completing our program will be accurate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000."

ESTIMATED LIFE OF GOODWILL MAY CHANGE

     Our balance sheet after we issued the existing notes and acquired the companies described in our Form 8-K dated February 4, 1999 has an amount called "goodwill" that represents 56% of assets and 102% of stockholders' equity. Goodwill is recorded when we pay more for a business than the fair value of the tangible and separately measureable intangible net assets. GAAP requires us to amortize this and all other intangible assets over the period benefited. We have determined that period to be no less than 40 years.

     If it turns out that the period should have been shorter, earnings reported in periods right after the acquisition would be overstated. Then in later years, we will be burdened by a continuing charge against earnings, without the benefit to income we thought we would get when we agreed on the purchase price. Earnings in later years might also be significantly worse if we determine then that the remaining balance of goodwill is impaired.

     We reviewed with our independent accountants all of the factors and related future cash flows which we considered in agreeing on a purchase price. We concluded that the future cash flows related to goodwill will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.

FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

     - our ability to acquire companies;

     - the number and size of companies we are able to acquire;

     - the effect of seasonality on our operating results;

     - regional and national trends and conditions in our industry;

     - our ability to integrate acquired businesses;

     - regional and national economic conditions;

     - our ability to compete; and

     - our ability to grow our companies;

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The existing notes were sold by the Company on January 28, 1999, to the initial purchasers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, pursuant to a purchase agreement. The initial purchasers subsequently placed the existing notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the purchase of the existing notes by the initial purchasers, the Company and the guarantors entered into a registration rights agreement with the initial purchasers, which requires, among other things, that promptly following the issuance and sale of the existing notes, the Company and the guarantors file with the Commission the registration statement with respect to the exchange notes, use their reasonable best efforts to cause the registration statement to become effective under the Securities Act and, upon the effectiveness of the registration statement, offer to the holders of the existing notes the opportunity to exchange their existing notes for a like principal amount of exchange notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The term "holder" with respect to the exchange offer means any person in whose name existing notes are registered on the Company's books.

     Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers or a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of notes who is an affiliate of the Company or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
(i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be able to tender its notes in the exchange offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter, and there is no assurance that the staff of the Commission would make a similar determination with respect to the exchange notes as it has in such no-action letters to third parties. See "Plan of Distribution."

     As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, the Company and the guarantors will not be required to pay an increased interest rate on the existing notes. Following the consummation of the exchange offer, holders of existing notes not tendered will not have any further registration rights except in certain limited circumstances requiring the filing of a shelf registration statement, and the existing notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the existing notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, the Company will accept all existing notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, the Company will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding existing notes accepted in the exchange offer. Holders may tender some or all of their existing notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.

     Each holder of the notes (other than certain specified holders) who wishes to exchange notes for exchange notes in the exchange offer will be required to represent that (i) it is not an affiliate of the Company or any Guarantor, (ii) any exchange notes to be received by it were acquired in the ordinary course of its business and (iii) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the exchange offer registration statement. The Company will be required to allow participating broker-dealers to use the prospectus contained in the exchange offer registration statement (subject to certain "black out" periods) following the exchange offer, in connection with the resale of exchange notes received in exchange for notes acquired by such participating broker-dealers for their own account as a result of market-making or other trading activities. See "Plan of Distribution."

     The form and terms of the exchange notes are identical in all material respects to the form and terms of the existing notes except that (i) the exchange notes will be issued in a transaction registered under the Securities Act, (ii) the exchange notes will not be subject to transfer restrictions and
(iii) certain provisions relating to an increase in the stated interest rate on the existing notes provided for in certain circumstances will be eliminated. The exchange notes will evidence the same debt as the existing notes. The exchange notes will be issued under and entitled to the benefits of the indenture.

     As of the date of this prospectus, $150,000,000 aggregate principal amount of the existing notes is outstanding. In connection with the issuance of the existing notes, the Company arranged for the existing notes, which were initially purchased by qualified institutional buyers as defined pursuant to Rule 144A under the Securities Act, to be issued and transferable in book-entry form through the facilities of the depositary, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through the depositary.

     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business
on          , 1999. The Company intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable. The exchange offer is not conditioned upon any minimum aggregate principal amount of existing notes being tendered, and holders of the existing notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the indenture in connection with the exchange offer. The Company shall be deemed to have accepted validly tendered existing notes when, as and if the Company has given oral or written notice thereof to the exchange agent. See "-- Exchange Agent." The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from the Company and delivering exchange notes to such holders.

     If any tendered existing notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted existing notes will be returned, at the Company's cost, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender existing notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Solicitation of Tenders; Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF EXISTING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF EXISTING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF EXISTING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean 5:00 p.m., New York City time,
on          , 1999, unless the Company, in its sole discretion, extends the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

     The Company expressly reserves the right, in its sole discretion (i) to delay acceptance of any existing notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept existing notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the exchange agent and (ii) to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by the Company to the registered holders of the existing notes. If the exchange offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, the Company shall have no obligation to publish, advise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from the date of issuance of the existing notes that are tendered in exchange for the exchange notes (or the most recent date on which interest was paid or duly provided for on the existing notes surrendered in exchange for the exchange notes). Accordingly, holders of existing notes that are accepted for exchange will not receive interest that is accrued but unpaid on such existing notes at the time of tender. Interest on the exchange notes will be payable semi-annually on each February 1 and August 1, commencing on August 1, 1999.

PROCEDURES FOR TENDERING

     Only a holder may tender its existing notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal or a facsimile thereof, have the signatures thereof guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the existing notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent, prior to 5:00 p.m. New York City time, on the expiration date.

     Any financial institution that is a participant in the depositary's book-entry transfer facility system may make book-entry delivery of the existing notes by causing the depositary to transfer such existing notes into the exchange agent's account in accordance with the depositary's procedure for such transfer. Although delivery of existing notes may be effected through book-entry transfer into the exchange agent's account at the depositary, the letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a holder will constitute an agreement between such holder, the Company and the exchange agent in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     THE LETTER OF TRANSMITTAL WILL INCLUDE REPRESENTATIONS TO THE COMPANY THAT, AMONG OTHER THINGS, (1) THE EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER ARE BEING ACQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PERSON RECEIVING SUCH EXCHANGE NOTES (WHETHER OR NOT SUCH PERSON IS THE HOLDER), (2) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON HAS AN ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN THE DISTRIBUTION OF SUCH EXCHANGE NOTES, (3) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS AN "AFFILIATE," AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT, OF THE COMPANY OR ANY GUARANTOR, (4) THE HOLDER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION OF THE EXCHANGE NOTES, AND (5) IF THE TENDERING HOLDER IS A BROKER OR DEALER (AS DEFINED IN THE EXCHANGE ACT) (A) IT ACQUIRED THE EXISTING NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND
(B) IT HAS NOT ENTERED INTO ANY ARRANGEMENT OR UNDERSTANDING WITH THE COMPANY, ANY GUARANTOR OR ANY "AFFILIATE" OF THE COMPANY OR ANY GUARANTOR (WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT) TO DISTRIBUTE THE EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER. In the case of a broker-dealer that receives exchange notes for its own account in exchange for existing notes which were acquired by it as a result of market-making or other trading activities, the letter of transmittal will also include an acknowledgment that the broker-dealer will deliver a copy of this prospectus in connection with the resale by it of exchange notes received pursuant to the exchange offer. See "Plan of Distribution."

     THE METHOD OF DELIVERY OF EXISTING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR EXISTING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT SUCH TENDER FOR HOLDERS IN EACH CASE AS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.

     Any beneficial owner whose existing notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his existing notes, either make appropriate arrangements to register ownership of the existing notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act unless the existing notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" of the letter of transmittal or (ii) for the account of an eligible institution. If the letter of transmittal is signed by a person other than the registered holder listed therein, such existing notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the existing notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the existing notes. If the letter of transmittal or any existing notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with such letter of transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered existing notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all existing notes not properly tendered or any existing notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular existing notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of existing notes, neither the Company, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of existing notes nor shall any of them incur any liability for failure to give such notification. Tenders of existing notes will not be deemed to have been made until such irregularities have been cured or waived. Any existing notes received by the Exchange Agent that the Company determines are not properly tendered or the tender of which is otherwise rejected by the Company and as to which the defects or irregularities have not been cured or waived by the Company will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any existing notes that remain outstanding subsequent to the expiration date, or, as set forth under "-- Termination," to terminate the exchange offer and (b) to the extent permitted by applicable law, purchase existing notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

BOOK-ENTRY TRANSFER

     The Company understands that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the existing notes at the DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of existing notes by causing such book-entry transfer facility to transfer such existing notes into the exchange agent's account with respect to the existing notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of existing notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, with the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their existing notes and (i) whose existing notes are not immediately available, or (ii) who cannot deliver their existing notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made through an eligible institution;

          (b) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmittal, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such holder's existing notes and the principal amount of such existing notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the expiration date, the letter of transmittal (or facsimile thereof), together with the certificate(s) representing the existing notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

          (c) such properly completed and executed letter of transmittal (or facsimile thereof), together with the certificate(s) representing all tendered existing notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent's account at the depositary of existing notes delivered electronically) and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their existing notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of existing notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of existing notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must (i) specify the name of the person having deposited the existing notes to be withdrawn (the "Depositor"), (ii) identify the existing notes to be withdrawn (including the certificate number or numbers and principal amount of such existing notes or, in the case of existing notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such existing notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the trustee with respect to the existing notes to register the transfer of such existing notes into the name of the Depositor withdrawing the tender and
(iv) specify the name in which any such existing notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any existing notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the existing notes so withdrawn are validly retendered. Any existing notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

     Notwithstanding any other term of the exchange offer, the Company will not be required to accept for exchange, or to exchange notes for, any existing notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such existing notes if, in the Company's judgment, the Company's ability to proceed with the exchange offer can reasonably be expected to be impaired as a result of certain events set forth in the registration rights agreement. Accordingly, the exchange offer is subject to the following conditions: (i) that the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer, (iii) that there shall not have been adopted or enacted any law, statute, rule or regulation that can reasonably be expected to impair the ability of the Company to proceed with the exchange offer, (iv) that there shall not have been declared by United States federal or Texas or New York state authorities a banking moratorium, (v) that trading on the New York Stock Exchange or generally in the United States over-the-counter market shall not have been suspended by order of the Commission or any other governmental agency and (vi) other conditions reasonably acceptable to the initial purchasers.

     If the Company determines that it may terminate the exchange offer for any of the reasons set forth above, the Company may (i) refuse to accept any existing notes and return any existing notes that have been tendered to the holders thereof, (ii) extend the exchange offer and retain all existing notes tendered prior to the expiration date of the exchange offer, subject to the rights of such holders of tendered existing notes to withdraw their tendered existing notes or (iii) waive such termination event with respect to the exchange offer and accept all properly tendered existing notes that have not been withdrawn. If such waiver constitutes a material change in the exchange offer, the Company will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder, and the Company will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

     State Street Bank and Trust Company, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions of the Company. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail:                                  State Street Bank and Trust Company
                                          Two International Place
                                          P. O. Box 77802102
                                          Boston, Massachusetts 02110
By Hand Delivery or Overnight Courier:    State Street Bank and Trust Company
                                          Two International Place
                                          Boston, Massachusetts 02110
Facsimile Transmission:                   (617) 664-5290
Confirm by Telephone:                     (617) 664-5587

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the exchange offer will be borne by the Company. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph, telephone or telecopier.

     The Company has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. The Company, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs, will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of existing notes pursuant to the exchange offer. If, however, certificates representing exchange notes or existing notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the existing notes tendered, or if tendered existing notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of existing notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by the Company directly to such tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the existing notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the consummation of the exchange offer. The expenses of the exchange offer will be amortized by the Company over the term of the exchange notes.

FEDERAL INCOME TAX CONSEQUENCES

     The exchange of exchange notes for existing notes pursuant to the exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the existing notes. Rather, the exchange notes received by a United States holder should be treated as a continuation of the existing notes in the hands of such holder. As a result, there should be no United States federal income tax consequences to United States holders exchanging existing notes for exchange notes pursuant to the exchange offer.

OTHER

     Participation in the exchange offer is voluntary. Holders of the existing notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered existing notes pursuant to the terms of, this exchange offer, the Company will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the existing notes who do not tender their certificates in the exchange offer will continue to hold such certificates and will be entitled to all the rights, and subject to the limitations applicable thereto, under the Indenture, except for any such rights under the registration rights agreement that by their term terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Notes." All untendered existing notes will continue to be subject to the restrictions on transfer set forth in the indenture. To the extent that existing notes are tendered and accepted in the exchange offer, the trading market for untendered existing notes could be adversely affected.

     The Company may in the future seek to acquire untendered existing notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The Company intends to make any such acquisitions of existing notes in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable. The Company has no present plan to acquire any existing notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any existing notes that are not tendered pursuant to the exchange offer.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, the Company will receive in exchange existing notes in like principal amount, the terms of which are identical in all material respects to the exchange notes except that the exchange notes will be issued in a transaction registered under the Securities Act and hence will not bear legends restricting the transfer thereof and certain provisions relating to an increase in the stated interest rate on the existing notes provided for under certain circumstances will be eliminated. The existing notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in a change in the indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth the cash, debt and total capitalization of the Company as of December 31, 1998, and as adjusted to reflect the sale of the existing notes and the application of the estimated net proceeds therefrom. See "Selected Financial Data" and "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Financial Statements and related notes and Consolidated Financial Statements of the Company and the related notes thereto incorporated herein by reference.

                                                              AS OF DECEMBER 31, 1998
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                              --------    -----------
                                                                  (IN THOUSANDS)
Cash........................................................  $  4,004     $ 58,844
                                                              ========     ========
Debt:
  Credit Facility(a)........................................  $ 89,000     $     --
  Capital leases and other debt.............................     4,517        4,517
  Notes offered hereby, net of discount.....................        --      148,800
                                                              --------     --------
          Total debt........................................    93,517      153,317
Stockholders' equity:
  Common stock..............................................       289          289
  Restricted common stock...................................        27           27
  Additional paid-in capital................................   301,384      301,384
  Retained earnings.........................................    19,838       19,838
                                                              --------     --------
          Total stockholders' equity........................   321,538      321,538
                                                              --------     --------
          Total capitalization..............................  $415,055     $474,855
                                                              ========     ========

---------------

(a)  As of March 23, 1999, no amounts were outstanding under the Credit
     Facility.

                            SELECTED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

     IES acquired the Founding Companies concurrently with the consummation of its initial public offering of common stock on January 30, 1998 (the "IPO"). Pursuant to the SEC's Staff Accounting Bulletin No. 97, Houston-Stafford Electric, Inc. ("Houston-Stafford") is considered for accounting purposes the entity which acquired the other Founding Companies and IES (the "Accounting Acquiror"). As such, IES's consolidated historical financial statements represent the financial position and results of operations of (i) Houston-Stafford as restated to include the financial position and results of operations of one Acquired Company that was acquired in a pooling of interests transaction, and (ii) the other Founding Companies and the other Acquired Companies beginning on their respective dates of acquisition. The following selected historical financial data for IES as of September 30, 1997 and 1998, and for the years ended December 31, 1994, 1995 and 1996, and the years ended September 30, 1997 and 1998, have been derived from the consolidated audited financial statements of IES, certain of which are included elsewhere in this offering memorandum. The selected historical financial data for the nine months ended September 30, 1997 and as of December 31, 1997 and 1998, and for the three months then ended has been derived from the unaudited consolidated financial statements of IES, which have been prepared on the same basis as the audited financial statements and, in the opinion of Company management, reflect all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of such data. The results of operations for the interim period presented should not be regarded as indicative of the results that may be expected for a full year.

     During the periods presented below, the Companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company. Since the following information is only a summary and does not provide all of the information contained in our financial statements, including the related notes, you should read "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated Financial Statements and Unaudited Pro Forma Financial Statements and related notes thereto incorporated herein by reference.

                                                                                                            THREE MONTHS
                                                                   NINE MONTHS        YEAR ENDED                ENDED
                                     YEAR ENDED DECEMBER 31,          ENDED          SEPTEMBER 30,          DECEMBER 31,
                                   ----------------------------   SEPTEMBER 30,   -------------------   ---------------------
                                    1994      1995       1996         1997          1997       1998      1997        1998
                                   -------   -------   --------   -------------   --------   --------   -------   -----------
                                                                   (UNAUDITED)                               (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
  Revenues.......................  $65,211   $73,345   $101,431      $92,379      $117,111   $386,721   $31,799    $197,712
  Cost of services (including
    depreciation)................   57,633    63,709     85,081       76,306        95,937    306,052    25,262     156,745
                                   -------   -------   --------      -------      --------   --------   -------    --------
  Gross profit...................    7,578     9,636     16,350       16,073        21,174     80,669     6,537      40,967
  Selling, general and
    administrative expenses......    6,786     7,905     10,228       10,222        14,261     47,390     7,718      21,841
  Non-cash, non-recurring
    compensation charge..........       --        --         --           --            --     17,036        --          --
  Goodwill amortization..........       --        --         --           --            --      3,212        --       1,848
                                   -------   -------   --------      -------      --------   --------   -------    --------
  Income from operations.........      792     1,731      6,122        5,851         6,913     13,031    (1,181)     17,278
  Interest and other income
    (expense), net...............      (80)     (182)        14          292           385       (393)        1      (1,486)
                                   -------   -------   --------      -------      --------   --------   -------    --------
  Income before income taxes.....      712     1,549      6,136        6,143         7,298     12,638    (1,180)     15,792
  Provision for income taxes.....      287       563      2,471        2,408         2,923     12,690      (499)      6,700
                                   -------   -------   --------      -------      --------   --------   -------    --------
  Net income (loss)..............  $   425   $   986   $  3,665      $ 3,735      $  4,375   $    (52)  $  (681)   $  9,092
                                   =======   =======   ========      =======      ========   ========   =======    ========
OTHER FINANCIAL DATA RATIOS:
  Ratio of earnings to fixed
    charges(a)...................      3.9x      5.8x      28.5x        25.5x         26.8x       6.1x       --         8.8x

                                                                              THREE MONTHS
                                                               YEAR ENDED        ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1998
                                                              -------------   ------------
PRO FORMA STATEMENTS OF OPERATIONS:
  Revenues..................................................    $798,828        $203,116
  Cost of services (including depreciation).................     640,482         161,530
                                                                --------        --------
  Gross profit..............................................     158,346          41,586
  Selling, general and administrative expenses..............      82,831          22,698
  Non-cash, non-recurring compensation charge...............          --              --
  Goodwill amortization.....................................       7,757           1,899
                                                                --------        --------
  Income from operations....................................      67,758          16,989
  Interest and other income (expense), net..................      (3,668)         (1,452)
                                                                --------        --------
  Income before income taxes................................      64,090          15,537
  Provision for income taxes................................      27,297           6,622
                                                                --------        --------
  Net income................................................    $ 36,793        $  8,915
                                                                ========        ========
OTHER FINANCIAL DATA RATIOS:
  Ratio of earnings to fixed charges(a).....................        12.2x            8.2x

                                                                                                 AS OF
                                        AS OF DECEMBER 31,        AS OF SEPTEMBER 30,        DECEMBER 31,
                                    ---------------------------   --------------------   ---------------------
                                     1994      1995      1996       1997       1998       1997        1998
                                    -------   -------   -------   --------   ---------   -------   -----------
                                                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Cash............................  $   680   $ 1,772   $ 4,301   $ 4,154    $ 14,583    $ 1,751    $  4,044
  Working capital.................    3,095     3,905     7,068     7,770      75,020      8,444      77,931
  Total assets....................   13,594    14,882    23,712    35,794     502,468     32,473     518,006
  Total debt......................    3,294     1,221     1,959     2,169      94,177      2,960      93,517
  Total stockholders' equity......    4,431     5,842     8,700    12,636     302,704     11,067     321,528

---------------

(a) The ratio of earnings to fixed charges is calculated by dividing the fixed charges into net income before taxes and minority interests plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the estimated interest component of rent expense. As a result of the operating loss during the three months ended December 31, 1997, earnings did not cover fixed charges by $1,180.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The following discussion should be read in conjunction with the financial statements, and related notes thereto incorporated herein by reference.

     We are the third largest provider of electrical contracting and maintenance services in the United States. We began operations on January 30, 1998 with the acquisition of 16 electrical businesses and through December 31, 1998, we have acquired 26 additional electrical contracting and maintenance services businesses. See "Summary -- Recent Developments" for a description of acquisitions we have completed since December 31, 1998.

     We serve a broad range of markets, including the commercial, industrial and residential and power line markets. In addition, we have recently entered into the data communication market, which includes the installation of wiring for computer networks and fiber optic telecommunications systems. Our revenues are generated from a mix of new construction, renovation, maintenance and specialized services. We also focus on higher margin, larger projects that require special expertise, such as design-and-build projects that utilize the capabilities of our in-house engineers, as well as service, maintenance and certain renovation and upgrade work which tends to either be recurring, have lower sensitivity to economic cycles, or both.

     Pursuant to the SEC's Staff Accounting Bulletin No. 97, Houston-Stafford is considered for accounting purposes the entity which acquired the other founding companies and IES. As such, IES's consolidated historical financial statements represent the financial position and results of operations of (i) Houston-Stafford as restated to include the financial position and results of operations of one Acquired Company that was acquired in a pooling of interests transaction, and (ii) the other Founding Companies and the other Acquired Companies beginning on their respective dates of acquisition.

     Our revenues are derived primarily from electrical construction and maintenance services provided to commercial, industrial, residential and power line and data communications customers. Revenues from fixed-price construction and renovation contracts are generally accounted for on a percentage-of-completion basis, using the cost-to-cost method. The cost-to-cost method measures the percentage completion of a contract based on total costs incurred to date compared to total estimated costs at completion. Such contracts generally provide that the customers accept completion of progress to date and compensate us for services rendered measured in terms of hours expended or some other measure of progress. Certain of our customers require us to post performance and payment bonds upon the execution of the contract, depending upon the nature of the work to be performed. Our fixed-price contracts often include payment provisions pursuant to which the customer withholds up to ten percent from each payment during the course of a job and forwards all retained amounts to us upon completion and approval of the work. Maintenance and other service revenues are recognized as the services are performed.

     Cost of services consists primarily of salaries and benefits of employees, subcontracted services, materials, parts and supplies, depreciation, fuel and other vehicle expenses and equipment rentals. Our gross margin, which is gross profit expressed as a percentage of revenues, depends on the relative proportions of costs related to labor and materials. On jobs in which a higher percentage of the cost of services consists of labor costs, IES typically achieves higher gross margins than on jobs where materials represent more of the cost of services. Materials costs can be calculated with relatively greater accuracy than labor costs, and the Company seeks to maintain higher margins on its labor-intensive projects to compensate for the potential variability of labor costs for these projects. Selling, general and administrative expenses consist primarily of compensation and related benefits for presidents, administrative salaries and benefits, advertising, office rent and utilities, communications and professional fees.

     We believe that we have realized savings from consolidation of insurance and bonding programs, reduction in other general and administrative expenses, such as training and advertising, our ability to borrow at lower interest rates than the individual companies and consolidation of operations in certain locations and greater volume discounts from suppliers of materials, parts and supplies. Offsetting these savings are costs related to our corporate management, costs of being a public company and costs of integrating acquired companies.

     As a result of the acquisitions of the Acquired Companies and the Founding Companies that were accounted for as purchases, the excess of the consideration paid over the fair value of the net assets acquired was recorded as goodwill on our balance sheet and is being amortized as a non-cash charge to the statement of operations over a 40-year period.

     IES does not utilize financial instruments for trading purposes and holds no derivative financial instruments which could expose the company to significant market risk. Our exposure to market risk for changes in interest rates relates primary to our long-term obligations under our credit facility, of which $89.0 million had been borrowed as of December 31, 1998. The credit facility matures on July 30, 2001. The weighted average interest rate of the $89.0 million of indebtedness outstanding under the credit facility was 6.88% at December 31, 1998.

RESULTS OF OPERATIONS

     The following table presents selected historical results of operations of IES and subsidiaries, with dollar amounts in thousands. These historical statements of operations represent the results of operations of dollar amounts in thousands. These historical statements of operations represent the results of operations of (i) Houston-Stafford (as restated to include the results of operations of one acquired company that was acquired in a pooling-of-interests transactions) for periods ending prior January 30, 1998 and (ii) Houston-Stafford (as restated) and the results of operations of the founding companies and other acquired companies beginning on their respective dates of acquisitions.

                                                 NINE MONTHS
                                 YEAR ENDED         ENDED          YEAR ENDED SEPTEMBER 30,         QUARTER ENDED DECEMBER 31,
                                DECEMBER 31,    SEPTEMBER 30,   -------------------------------   -------------------------------
                                    1996            1997             1997             1998            1997              1998
                               --------------   -------------   --------------   --------------   -------------    --------------
                                                 (UNAUDITED)                                                (UNAUDITED)
Revenues.....................  $101,431   100%  $92,379   100%  $117,111   100%  $386,721   100%  $31,799   100%   $197,712   100%
Cost of services.............    85,081    84    76,306    83     95,937    82    306,052    79    25,262    79     156,745    79
                               --------   ---   -------   ---   --------   ---   --------   ---   -------   ---    --------   ---
Gross profit.................    16,350    16    16,073    17     21,174    18     80,669    21     6,537    21      40,967    21
Selling, general and
 administrative expenses.....    10,228    10    10,222    11     14,261    12     47,390    12     7,718    24      21,841    11
Non-cash, non-recurring
 compensation charge in
 connection with the Founding
 Company acquisitions........        --    --        --    --         --    --     17,036     5        --    --          --    --
Goodwill amortization........        --    --        --    --         --    --      3,212     1        --    --       1,848     1
                               --------   ---   -------   ---   --------   ---   --------   ---   -------   ---    --------   ---
Income (loss) from
 operations..................     6,122     6     5,851     6      6,913     6     13,031     3    (1,181)   (3)     17,278     9
Interest and other income
 (expense), net..............        14    --       292     1        385    --       (393)   --         1    --      (1,486)   (1)
                               --------   ---   -------   ---   --------   ---   --------   ---   -------   ---    --------   ---
Income (loss) before income
 taxes.......................     6,136     6     6,143     7      7,298     6     12,638     3    (1,180)   (3)     15,792     8
Provision (benefit) for
 income
 taxes.......................     2,471     2     2,408     3      2,923     2     12,690     3      (499)   (1)      6,700     3
                               --------   ---   -------   ---   --------   ---   --------   ---   -------   ---    --------   ---
Net income (loss)............  $  3,665     4%  $ 3,735     4%  $  4,375     4%  $    (52)   --%  $  (681)   (2)%  $  9,092     5%
                               ========   ===   =======   ===   ========   ===   ========   ===   =======   ===    ========   ===

  Quarter ended December 31, 1998 compared to quarter ended December 31, 1997

     Revenues increased $165.9 million, or 522%, from $31.8 million for the three months ended December 31, 1997, to $197.7 million for the three months ended December 31, 1998. The increase in revenues is principally due to the acquisitions of the Founding Companies and the Acquired Companies.

     Gross profit increased $34.5 million, or 527%, from $6.5 million for the three months ended December 31, 1998. The increase in gross profit was principally due to the acquisitions of the Founding Companies and the Acquired Companies. As a percentage of revenues, gross profit increased from 20.6% in 1997 to 20.7 % in 1998

     Selling, general and administrative expenses increased $14.1 million, or 183%, from $7.7 million for the three months ended December 31, 1997, to $28.8 million for the three months ended December 31, 1998. This increase in selling, general and administrative expenses was primarily attributable to the acquisitions of the Founding Companies and the Acquired Companies, a non-recurring $4.4 million bonus paid to the owners of Houston-Stafford during the three months ended December 31, 1997 prior to the Company's IPO, and corporate costs incurred in 1998 associated with being a public company which did not exist in 1997. Excluding such bonuses and higher corporate costs, selling, general and administrative expenses as a percentage of revenues decreased from 10.4% to 10.0% in 1998.

     Income from operations increased $18.5 million, or 1,563%, from $(1.2) million for the three months ended December 31, 1997, to $17.3 million for the three months ended December 31, 1998. This increase in operating income is primarily attributed to the acquisitions of the Founding Companies and the Acquired Companies, the non-recurring owner bonuses in 1997, partially offset by higher corporate costs discussed above. As a percentage of revenues, income from operations (excluding the owner bonuses and higher corporate costs noted above) decreased from approximately 10.1% in 1997 to 9.8% in 1998.

     Interest and other income (expense), net decreased from $0.0 million in 1997 to $(1.8) million in 1998, primarily as a result of interest expense incurred in 1998 on borrowings to fund our acquisitions. The increase in our tax provision from $(0.5) million in 1997 to $6.7 million in 1998 is primarily attributed to the growth in income from operations discussed above. Our effective tax rate increased from (42)% in 1997 to 42% in 1998, due to the growth in income from operations discussed above. The change in net income
(loss) is primarily attributable to the factors discussed above.

  Year ended September 30, 1998 compared to the year ended September 30, 1997

     Revenues increased $269.6 million, or 230%, from $117.1 million for the year ended September 30, 1997 to $386.7 million for the year ended September 30, 1998. The increase in revenue was principally due to the acquisition of the Founding Companies and the Acquired Companies.

     Gross profit increased $59.5 million, or 281%, from $21.2 million for the year ended September 30, 1997 to $80.7 million for the year ended September 30, 1998. The increase in gross profit was principally due to the acquisition of the Founding Companies and the Acquired Companies. As a percentage of revenues, gross profit increased from 18% in 1997 to 21% in 1998. This increase was attributable primarily to Houston-Stafford's lower margin on certain materials acquired for a significant customer and higher than normal levels of overtime in the prior year.

     Selling, general and administrative expenses increased $33.1 million, or 232%, from $14.3 million for the year ended September 30, 1997 to $47.4 million for the year ended September 30, 1998. Selling, general and administrative expenses as a percentage of revenues remained constant at approximately 12% in 1997 and 1998. Selling, general and administrative expenses were primarily attributable to the acquisitions of the Founding Companies and the Acquired Companies, a $5.6 million bonus paid to the owners of Houston-Stafford during the four months ended in January 1998, compared to a $1.5 million bonus during the four months ended in January 1997, and approximately $3.3 million of public company related corporate costs incurred in 1998 which did not exist in 1997. Excluding such bonuses and higher corporate costs, selling, general and administrative expenses as a percentage of revenues decreased from 11% in 1997 to 10% in 1998.

     Income from operations increased $6.1 million, or 88%, from $6.9 million for the year ended September 30, 1997 to $13.0 million for the year ended September 30, 1998. This increase in operating income was primarily attributable to acquisition of the Founding Companies and the Acquired Companies and the non-recurring owner bonuses in 1997. These increases were partially offset by the higher corporate costs discussed above and the $17.0 million non-cash, nonrecurring compensation charge incurred in connection with our IPO. As a percentage of revenues, income from operations (excluding the owner bonuses, higher corporate costs and the non-cash, non-recurring compensation charge noted above) increased from 7% in 1997 to 10% in 1998.

     Interest and other income (expense), net changed from income of $0.4 million in 1997 to $(0.4) million in 1998, primarily as a result of interest expense on borrowings to fund our 1998 acquisitions. The increase in our tax provision from $2.9 million in 1997 to $12.7 million in 1998 is primarily attributed to the growth in income from operations discussed above. Our effective tax rate increased from 40% in 1997 to 100% in 1998, due to a $17.0 million non-cash, nonrecurring compensation charge recognized during 1998 in connection with the IPO which is not deductible for tax purposes. The change in net income (loss) is primarily attributed to the factors discussed above.

  Year ended September 30, 1997 compared to the year ended December 31, 1996

     Revenues increased $15.7 million, or 15%, from $101.4 million for the year ended December 31, 1996 to $117.1 million for the year ended September 30, 1997 primarily as a result of increased demand and the consolidation of an electrical supply company, partially offset by the effects of unusually rainy weather in Texas.

     Gross profit increased $4.8 million, or 30%, during the year ended September 30, 1997 to $21.2 million, and gross margin increased to 18% during the year ended September 30, 1997 from 16% during the year ended December 31, 1996 as a result of favorable pricing related to the increase in demand and higher discounts on certain long-term material purchase commitments.

     Selling, general and administrative expenses increased 40% from $10.2 million to $14.3 million. The increase was primarily attributable to an increase in bonuses for certain key employees and to a lesser degree higher insurance costs.

     Income from operations increased $0.8 million, or 13%, from $6.1 million for the year ended December 31, 1996 to $6.9 million for the year ended September 30, 1997. This increase in operating income was primarily attributable to the changes in revenues and selling, general and administrative expenses discussed above. As a percentage of revenues, income from operations remained constant at 6%.

     Interest and other income, net increased from $14,000 in 1996 to $0.4 million in 1997 due to an increase in other income. Our effective tax rate remained constant at 40% in 1996 and 1997. The increase in net income is primarily attributed to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1998, IES had cash of $4.0 million, working capital of $77.8 million, borrowings of $89.0 million under its credit facility, $2.4 million of letters of credit outstanding and available capacity under its credit facility of $83.6 million.

     For the quarter ended December 31, 1998, IES generated $0.9 million of net cash from operating activities, comprised of net income of $9.1 million, increased by $3.1 million of non-cash charges of depreciation and amortization, with the balance of the change due to other working capital changes. Net cash used in investing activities was $9.3 million, including $7.5 million used for the purchase of businesses, net of cash acquired. Net cash flow used in financing activities was $2.1 million, resulting primarily from $19.5 million of borrowings of debt, decreased by $21.4 million for payments of debt, further decreased by $225,000 for other financing activities.

     In January 1998, IES entered into its credit facility, which provided for borrowings of up to $65.0 million, to be used for working capital, capital expenditures, other corporate purposes and acquisitions. In July 1998, the amounts available for borrowings under the credit facility were increased to $175.0 million. The amounts borrowed under the credit facility bear interest at an annual rate equal to either (a) the London interbank offered rate ("LIBOR") plus 1.0% to 2.0%, as determined by the ratio of our total funded debt to EBITDA (as defined), or (b) the higher of (i) the bank's prime rate and (ii) the federal funds rate plus 0.5%, plus up to an additional 0.5% as determined by the ratio of our total funded debt to EBITDA. Commitment fees of 0.25% to 0.375%, as determined by the ratio of total funded debt to EBITDA, are due on any unused borrowing capacity under the credit facility. The subsidiaries of the Company have guaranteed the repayment of all amounts due under the facility, and the facility is secured by the capital stock of the guarantors and the accounts receivable of IES and the guarantors. The credit facility requires the consent of the lenders for acquisitions exceeding a certain level of cash consideration, prohibits the payment of cash dividends on our common stock, restricts the ability of the Company to incur other indebtedness and requires us to comply with certain financial covenants. Availability of the credit facility is subject to customary drawing conditions.

     The Company anticipates that its cash flow from operations, proceeds from the issuance and sale of the existing notes and proceeds from the credit facility will provide sufficient cash to enable it to meet its working capital needs, debt service requirements and planned capital expenditures for property and equipment through fiscal 1999.

     Subsequent to its IPO, and through December 31, 1998, IES has acquired 26 additional electrical contracting and maintenance businesses for approximately $100.5 million of cash and 7.1 million shares of common stock. The cash component of the consideration paid for these companies was funded with proceeds from the IPO, existing cash, and borrowings under the credit facility.

     IES intends to continue to pursue acquisition opportunities and may be in various stages of negotiation, due diligence and documentation of potential acquisitions at any time. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. IES expects to fund future acquisitions primarily with working capital, cash flow from operations and borrowings, including any unborrowed portion of the credit facility, as well as issuances of additional equity or debt. To the extent IES funds a significant portion of the consideration for future acquisitions with cash, it may have to increase the amount available for borrowing under the credit facility or obtain other sources of financing through the public or private sale of debt or equity securities. There can be no assurance that IES will be able to secure such financing if and when it is needed or on terms IES deems acceptable. If IES is unable to secure acceptable financing, its acquisition program could be negatively affected. Capital expenditures for equipment and expansion of facilities are expected to be funded from cash flow from operations and supplemented as necessary by borrowings under the credit facility.

SEASONALITY AND QUARTERLY FLUCTUATIONS

     IES's results of operations from residential construction are seasonal, depending on weather trends, with typically higher revenues generated during the spring and summer and lower revenues during the fall and winter. The commercial and industrial aspect of IES's business is less subject to seasonal trends, as this work generally is performed inside structures protected from the weather. IES's service business is generally not affected by seasonality. In addition, the construction industry has historically been highly cyclical. IES's volume of business may be adversely affected by declines in construction projects resulting from adverse regional or national economic conditions. Quarterly results may also be materially affected by the timing of new construction projects and acquisitions and the timing and magnitude of acquisition assimilation costs. Accordingly, operating results for any fiscal period are not necessarily indicative of results that may be achieved for any subsequent fiscal period.

INFLATION

     Due to the relatively low levels of inflation experienced in fiscal 1996, 1997 and 1998, inflation did not have a significant effect on the results of the company in those fiscal years, or any of the founding companies or the acquired companies during similar periods.

RECENT ACCOUNTING PRONOUNCEMENTS

     On October 1, 1998, IES adopted SFAS No. 130 "Reporting Comprehensive Income," which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. There was no difference between the Company's "traditional" and "comprehensive" net income.

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires the reporting of selected information about operating systems in interim financial reports issued to shareholders. SFAS No. 131 is effective for IES for its year ended September 30, 1999, at which time IES will adopt the provision. IES is currently evaluating the impact on IES's financial disclosures.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which becomes effective for IES for its year ended September 30, 2000. SFAS No. 133 requires a company to recognize all derivative instruments (including certain derivative instruments embedded in other contracts) as assets or liabilities in its balance sheet and measure them at fair value. The statement requires that changes in the derivatives' fair value be recognized as current earnings unless specific hedge accounting criteria are met. IES is evaluating SFAS No. 133 and the impact on existing accounting policies and financial reporting disclosures. However, IES has not to date engaged in activities or entered into arrangements normally associated with derivative instruments.

YEAR 2000

     Year 2000 Issue. Many software applications, hardware and equipment and embedded chip systems identify dates using only the last two digits of the year. These products may be unable to distinguish between dates in the year 2000 and dates in the year 1900. That inability (referred to as the "Year 2000" issue), if not addressed, could cause applications, equipment or systems to fail or provide incorrect information after December 31, 1999, or when using dates after December 31, 1999. This in turn could have an adverse effect on the Company due to the Company's direct dependence on its own applications, equipment and systems and indirect dependence on those of other entities with which the Company must interact.

     Risk of Non-Compliance and Contingency Plans. The major applications which pose the greatest Year 2000 risks for the Company if implementation of the Year 2000 compliance program is not successful are the Company's financial systems applications, including related third-party software. Potential problems if the Year 2000 compliance program is not successful could include delays and interruptions with respect to the Company's ability to perform its financial and accounting functions. The Company operates on a decentralized basis with each individual reporting unit having independent information technology (IT) and non-IT systems. The Company's most significant reporting units represent in excess of 50% of the Company's total revenue. The Company's Year 2000 compliance program is focused on the systems which could materially affect its business. The Company has completed a preliminary assessment of its significant operating units and believes that the systems at these companies are or will shortly be Year 2000 compliant. The Company currently has assessed its remaining Year 2000 risk as low because:

     - the Company is not dependent on any key customers or suppliers (none represent as much as 5% of the Company's sales or purchases, respectively);

     - the Company has many separate PC based systems and is not dependent on any one system;

     - many of the Company's processes are performed using spreadsheets and/or other manual processes which are not technologically dependent;

     - the Company performs construction and service maintenance on site for its customers, and the work performed is manual in nature and not dependent on automated information technology systems to be completed; and

     - the Company currently believes that most of its systems that have Year 2000 compliance issues are based on prepackaged third-party software that can be upgraded at nominal costs through vendor supported upgrades.

     As a result, the Company believes that its reasonably likely worst case Year 2000 scenario is a temporary inability for it to process the accounting transactions representing its business activity using automated information systems at certain of its operating units.

     The goal of the Company's Year 2000 project is to ensure that all of the critical systems and processes which are under the direct control of the Company remain functional. However, because certain systems and processes may be interrelated with systems outside of the control of the Company, there can be no assurance that all implementations will be successful. Accordingly, as part of the Year 2000 project, contingency and business plans are in the process of being developed to respond to potential failures that may occur. Such contingency and business plans are scheduled to be completed by the fourth quarter of fiscal 1999. To the extent appropriate, such plans will include emergency back up and recovery procedures, remediation of existing systems with system upgrades or installation of new systems and replacing electronic applications with manual processes. Due to the uncertain nature of contingency planning, there can be no assurances that such plans actually will be sufficient to reduce the risk of material impacts on the Company's operations due to Year 2000 issues. The Company has ongoing information systems development and implementation projects, none of which have experienced delays due to its Year 2000 compliance program.

     Compliance Program. In order to address the Year 2000 issue, the Company has established a project team to assure that key automated systems and related processes will remain functional through year 2000. The team is addressing the project in the following stages:

     - awareness;

     - assessment;

     - remediation;

     - testing; and

     - implementation of the necessary modifications.

     The key automated systems consist of:

     - project estimating, management and financial systems applications;

     - hardware and equipment;

     - embedded chip systems; and

     - third-party developed software.

     The evaluation of the Year 2000 issue includes the evaluation of the Year 2000 exposure of third parties material to the operations of the Company. The Company has retained a Year 2000 consulting firm to assist with the review of its systems for Year 2000 issues.

     Company State of Readiness. The awareness phase of the Year 2000 project has begun with a corporate-wide awareness program which will continue to be updated throughout the life of the project. The Company believes that there is not a material risk related to its non-IT systems because the Company is primarily a manual service provider and does not rely on these types of systems. The assessment phase of the project involves for both IT and non-IT systems, among other things, efforts to obtain representations and assurances from third parties, including third-party vendors, that their hardware and equipment, embedded chip systems and software being used by or impacting the Company or any of its business units are or will be modified to be Year 2000 compliant. To date, the Company does not expect that responses from such third parties will be conclusive. However, because the Company is not dependent on any key customers or suppliers, the Company does not believe that a disruption in service with any third party would have a material adverse effect on its business, results of operations or financial condition. The remediation phase involves identifying the changes which are required to be implemented by system for them to be Year 2000 compliant. The testing and implementation phases involve verifying that the identified changes address the Year 2000 problems identified through testing the system as part of implementing such changes. Management expects that the remediation, testing and implementation phases will be substantially completed during the third and fourth quarters of fiscal 1999.

     Costs to Address Year 2000 Compliance Issues. While the total cost to the Company of the Year 2000 project is still being evaluated, management currently estimates that the costs to be incurred by the Company in 1999 associated with assessing and testing applications, hardware and equipment, embedded chip systems, and third-party developed software will be less than $300,000, which will be funded with existing operating cash flows and deducted from income as incurred. The Company believes that software vendor Year 2000 releases will address the majority of the Company's Year 2000 issues. To date, the Company has expended approximately $20,000 related to its Year 2000 compliance. These costs were primarily related to the assessment phase of the project. The Company expects the majority of its costs related to the Year 2000 project will be incurred in the third and fourth quarters of its 1999 fiscal year. Because the Company's internal systems are PC-based, management does not expect the costs to the Company of the Year 2000 project to have a material adverse effect on the Company's financial position, results of operations or cash flows.

                                    BUSINESS

     We are the third largest provider of electrical contracting and maintenance services in the United States. In late 1997, we recognized a significant opportunity for a well-capitalized company with critical mass and a nationwide presence to realize substantial competitive advantages by capitalizing on the fragmented nature of the electrical services industry. To that end, we began operations on January 30, 1998 with the acquisition of 16 electrical businesses, each of which had a strong identity and presence in its local markets, in order to create a nationwide provider of electrical services and to lead the consolidation of our industry. Since February 1998 and through December 31, 1998, we have acquired 26 additional electrical contracting and maintenance services businesses. On a pro forma basis for the year ended September 30, 1998 we generated revenues and EBITDA of $798.8 million and $81.7 million, respectively.

     According to the most recently available U.S. Census data, the electrical contracting industry generated annual revenues in excess of $40 billion in 1992. This data also indicates that the electrical contracting industry is highly fragmented with more than 54,000 companies, most of which are small, owner-operated businesses. We estimate that there are only five other U.S. electrical contractors with revenues in excess of $200 million. Government sources indicate that total construction industry revenues have grown at an average compound rate of approximately 6% from 1995 through 1998. Over the same period, our pro forma combined revenues have increased at a compound annual rate of approximately 13%. We believe this growth in revenues is primarily due to the fact that our companies have been in business an average of 21 years, have strong relationships with customers, have effectively employed industry best practices and have focused on larger, higher margin projects.

     We serve a broad range of markets, including the commercial, industrial, residential and power line markets. In addition, we have recently entered into the data communication market, which includes the installation of wiring for computer networks and fiber optic telecommunications systems. Our revenues are generated from a mix of new construction, renovation, maintenance and specialized services. We focus on higher margin, larger projects that require special expertise, such as design-and-build projects that utilize the capabilities of our in-house engineers, as well as service, maintenance and certain renovation and upgrade work which tends to either be recurring, have lower sensitivity to economic cycles, or both.

INDUSTRY OVERVIEW

     General. Virtually all construction and renovation in the United States generates demand for electrical contracting services. Electrical work generally accounts for approximately 8% to 12% of the total construction cost of commercial and industrial projects, 5% to 10% of the total construction cost for residential projects, and substantially all of the construction costs of power line projects. In recent years, electrical contractors have experienced a growing demand for their services due to more stringent electrical codes, increased use of electrical power, demand for increased data cabling capacity for high-speed computer systems and the construction of smart houses with integrated computer, temperature control and safety systems.

THE MARKETS WE SERVE

     Commercial Market. Our commercial work consists primarily of electrical installations and renovations in office buildings, high-rise apartments and condominiums, theaters, restaurants, hotels, hospitals and school districts. Our commercial customers include general contractors, developers, building owners, engineers and architects. We believe that demand for our commercial services is driven by construction and renovation activity levels, as well as more stringent local and national electrical codes. From fiscal 1995 through 1998, our pro forma revenues from commercial work have grown at a compound annual rate of approximately 11% per year and currently represent approximately 45% of our total pro forma 1998 revenues.

     Industrial Market. Our industrial work consists primarily of electrical installations and upgrade, renovation and replacement service and maintenance work in manufacturing and processing facilities, military installations, airports, refineries and petrochemical and power plants. According to internal estimates, approximately 60% of our industrial revenues are associated with new construction with the balance derived from significant contracts for upgrade, renovation and replacement service and maintenance work. Our industrial customers include facility owners, general contractors, engineers, consultants and architects. We believe that demand for our industrial services is driven by facility upgrades and replacements as well as general activity levels in the particular industries served, which is in turn affected by general economic conditions. From fiscal 1995 through 1998, our pro forma revenues from industrial work have grown at a compound annual rate of approximately 14% per year and currently represent approximately 28% of our total pro forma 1998 revenues.

     Residential Market. Our work for the residential market consists primarily of electrical installations in new single family housing and low-rise multifamily housing for customers which include local, regional and national homebuilders and developers. The residential market is primarily dependent on the number of single family and multi-family home starts, of which single-family starts are most affected by the level of interest rates and general economic conditions. Competitive factors particularly important in the residential market include our ability to build relationships with homebuilders and developers by providing services in each area of the country in which they operate. This ability has become increasingly important as consolidation has occurred within the residential construction industry and homebuilders and developers have sought out service providers on whom they can rely for consistent service in all of their operating regions. We believe we are currently one of the largest providers of electrical contracting services to the U.S. residential construction market and that there is significant additional opportunity for consolidation within this highly fragmented market. In the current low interest rate environment, our residential business has experienced significant growth. Our pro forma revenues from residential electrical contracting have grown at a compound annual rate of approximately 21% from fiscal 1995 through 1998 and currently represent approximately 16% of our total pro forma 1998 revenues.

     Power Line Market. Our work for the power line market consists primarily of the installation, repair and maintenance of electric power transmission lines and the construction of electric substations. We generally serve as the prime contractor and perform substantially all of the construction work on these contracts. Our customers in this market are government agencies and utilities. Demand for power line services is driven by new infrastructure development, utilities' efforts to reduce costs through the outsourcing of power line installation and maintenance services in anticipation of deregulation and the need to modernize and increase the capacity of existing transmission and distribution systems. The power line business is a new focus for our company and currently represents approximately 3% of our total pro forma 1998 revenues.

     Service and Maintenance Market. The balance of our total pro forma 1998 revenues is derived from service calls and routine maintenance contracts. Our service and maintenance revenues, which tend to be recurring and less sensitive to economic fluctuations, have grown at a compound annual rate of approximately 14% from fiscal 1995 through 1998 and currently represent approximately 8% of our total pro forma 1998.

     Data Communication Market. We recently formed a division to specifically target opportunities in the data communication market and completed our first data communication acquisition in November 1998. Our data communication work consists primarily of the installation, upgrade, maintenance and repair of computer network cabling, telecommunication systems and wireless telephone and microwave towers. We believe that demand for our data communication services will be driven by the pace of technological change, the overall growth in voice and data traffic and by the increasing use of personal computers and modems, with particular emphasis on the speed with which information can be retrieved from the Internet. As a result of our recent entry into the market, our data communication revenues are not a significant component of our total pro forma 1998 revenues.

COMPETITIVE STRENGTHS

     We believe several factors give us a competitive advantage in our industry, including our:

     - Size and critical mass -- which give us purchasing and other economies of scale, as well as greater ability to compete for larger jobs that require greater technical expertise, personnel availability and bonding capacity;

     - Geographically diverse operations -- which enable us to effectively service large customers across operating regions, including regional and national homebuilders, national retailers and other commercial businesses, as well as to lessen the impact of regional economic cycles;

     - Diverse business lines -- which we believe provide greater stability in sales revenue;

     - Strong customer relationships -- which provide us repeat business and the opportunity for cross selling our services;

     - Expertise in specialized markets -- which provides us with access to high growth markets, including data cabling, wireless telecommunication, highway lighting and traffic control, video, security and fire systems;

     - Substantial number of licensed electricians -- which enables us to deliver quality service with greater reliability than many of our competitors, which is particularly important given a current industry shortage of qualified electricians;

     - Design technology and expertise -- which give us the ability to participate in higher margin design-and-build projects; and

     - Experienced management -- which holds in excess of 60% of the Company's outstanding common stock and includes executive management with extensive electrical, consolidation and public company experience, as well as regional and local management which have established reputations in their local markets.

BUSINESS STRATEGY

     Our goal is to expand our position as a leading national provider of electrical contracting and maintenance services by:

     - continuing to realize operational efficiencies;

     - expanding our business and markets through internal growth; and

     - pursuing a targeted acquisition strategy.

OPERATING STRATEGY

     We believe there are significant opportunities to continue to increase our revenues and profitability. The key elements of our operating strategy are:

     Implementation of Best Practices. We continue to expand the services we offer in our local markets by using the specialized technical and marketing strengths of each of our companies. Through a series of forums attended by management and other employees, we regularly identify and share best practices that can be successfully implemented throughout our operations. We have identified opportunities to enhance certain operational, administrative, safety, hiring and training practices, and we have adopted the best of these practices throughout our operations. Additional areas of focus include expanding the use of our computer-aided-design technology and expertise and sharing information relating to specific projects or job requirements throughout our company.

     Focus on Higher Margin, High Growth Opportunities. We intend to pursue projects and business markets which are higher value-added in nature and provide us with opportunities to expand our revenues, gross margins and operating margins. In particular, we intend to focus on leveraging our unique skill base and competitive strengths to achieve leading market shares in targeted business areas. Examples of high growth markets we have recently entered are the power line and data communication markets in which underlying industry dynamics are expected to lead to demand levels which outpace the growth of the electrical service market as a whole. Examples of higher margin opportunities within our more established markets include the expansion of maintenance and specialized services, as well as an increasing amount of our repeat business with national customers.

     Increase the Number of National Accounts. We intend to use our geographic diversity to bid for additional business from new and existing customers that operate on a regional and national basis, such as developers, contractors, homebuilders and owners of national chains. We believe that significant demand exists from such companies to utilize the services of a single electrical contracting and maintenance service provider. This demand is at least partially driven by the recent consolidation among a number of our principal customers, including homebuilders, developers and national contractors. Because we are able to understand the demands and needs of our customers based on prior, substantially similar projects, we are able to configure and install systems to their specifications on a more timely and cost-efficient basis than other electrical contractors. Moreover, we believe that the demand for a single-source contractor limits the opportunities for smaller contractors that may not be able to provide services at multiple locations simultaneously. We believe our existing local and regional relationships can be further expanded as we continue to develop a nationwide network.

     Operate on Decentralized Basis. We believe that our decentralized operating structure helps us retain the entrepreneurial spirit present in each of our companies while maintaining disciplined operating and financial controls. We have recently structured our company into regional operating divisions to more efficiently share the considerable local and regional market knowledge and customer relationships possessed by each of our companies, as well as companies that we may acquire in the future. We believe that this regional framework will allow us to more effectively disseminate ideas, gather financial information and target customers. By maintaining a local focus, we believe we are able to continue to:

     - build relationships with general contractors and other customers;

     - address design preferences and code requirements;

     - respond quickly to customer demands; and

     - adjust to local market conditions.

     Attract and Retain Quality Employees. We believe that our ability to attract and retain qualified electricians is a critical competitive factor. We plan to continue to attract and train skilled employees by:

     - extending active recruiting and training programs;

     - offering stock-based compensation for key employees; and

     - offering expanded career paths and more stable income through a larger public company.

     Achieve Additional Operating Efficiencies. We continue to focus on operating efficiencies by combining overlapping operations and centralizing certain administrative functions. We are also taking advantage of our combined purchasing power to gain volume discounts on items such as electrical materials, vehicles, bonding, employee benefits and insurance. Through sharing business practices and providing repeat services to national accounts, we believe we can continue to achieve operating margin improvements. In addition, we believe that significant opportunities exist to increase our profitability through such efforts as offsite prefabrication and standardized project management of similar jobs.

ACQUISITION STRATEGY

     Due to the highly fragmented nature of the electrical contracting and maintenance services industry, we believe we have significant acquisition opportunities. We focus on acquiring companies with an entrepreneurial attitude as well as a willingness to learn and share improved business practices through open communications. We believe that many electrical contracting and maintenance service businesses that lack the capital necessary to expand operations will become acquisition candidates. For these acquisition candidates, a sale of their company to us will provide them with several benefits, including:

     - the ability to improve margins through implementing best practices;

     - expertise to expand in specialized markets;

     - enhanced productivity through the reduction of administrative burdens;

     - national name recognition;

     - potential for substantial financial return through equity participation in our company; and

     - the opportunity for a continued role in management.

     Other key elements of our acquisition strategy include:

     Enter New Geographic Markets. We target acquisition candidates that are financially stable, have a strong presence in the market in which they operate and have the customer base necessary to integrate with or complement our existing business. We expect that increasing our geographic diversity will allow us to better serve an increasingly national customer base. It should also further reduce the impact of local and regional economic cycles, as well as weather-related or seasonal variations in our business.

     Expand Within Existing Markets. Once we enter a market, we seek to acquire other well-established electrical contracting and maintenance businesses operating within that region, including "add-on" acquisitions of smaller companies. We believe that add-on acquisitions afford the opportunity to improve our overall cost structure through the integration of such acquisitions into existing operations as well as to increase revenues through access to additional specialized markets. Despite the integration opportunities afforded by such add-on acquisitions, we maintain existing business names and identities to retain goodwill for marketing purposes.

     Diversify Business Operations. We will continue to diversify our business operations as we identify opportunities within related electrical businesses with similar characteristics to our current business lines. Since our inception, we have added power line and data communication operations to our business portfolio due to the fragmented nature of those markets, our belief in their strong growth potential and their lower sensitivity to economic downturns. We will continue to diversify into higher margin businesses to enhance revenue growth and profitability.

INTEGRATION OF ACQUISITIONS

     We believe that we have been successful in integrating the companies we have acquired. Much of the work necessary to integrate the operations of an acquired company is begun prior to the closing of the transaction. In the process of extensive financial, operational and legal due diligence, we often identify a number of areas in which efficiencies can be realized in the integration process. In addition, industrial psychologists often test key management personnel of the target company to determine whether they possess the qualities that we look for in our management. Further, outside accountants who specialize in the construction industry conduct extensive financial due diligence with respect to the books and financial records of the target. As a condition to the closing of the acquisition and in order to retain the key management of the acquired company, the president of the acquired company is typically required to enter into an employment contract. Additionally, at the closing, the acquired company is added to our insurance and bonding policies, which typically results in an immediate cost savings. Our financial reporting package is put into place shortly after closing so that the results of operations of the acquired company can be reported to IES in a timely standardized format and easily incorporated into our consolidated reports. In addition, the management of acquired companies is introduced to our policies and financial goals and attend regularly scheduled best practices forums as well as regional management meetings on an ongoing basis. In this manner, we attempt to share efficiencies throughout our operations while maintaining the entrepreneurial atmosphere of the acquired business.

COMPANY OPERATIONS

     We offer a broad range of electrical contracting services, including installation and design, for both new and renovation projects in the commercial, industrial and residential markets. We also offer long-term and per call maintenance services, which generally provide recurring revenues that are relatively independent of levels of construction activity.

     In certain markets we offer design-and-build expertise and specialized services, which typically require specific skills and equipment, in order to provide value added services to the customer and to earn higher margins than those generated by general electrical contracting and maintenance services which are often obtained by competitive bid. We also act as a subcontractor for a variety of national, regional and local builders in the installation of electrical and other systems.

     Commercial and Industrial. New commercial and industrial work begins with either a design request or engineer's plans from the owner or general contractor. Initial meetings with the parties allow the contractor to prepare preliminary and then more detailed design specifications, engineering drawings and cost estimates. Once a project is awarded, it is conducted in scheduled phases, and progress billings are rendered to the owner for payment, less a retainage of 5% to 10% of the construction cost of the project. Actual field work (ordering of equipment and materials, fabrication or assembly of certain components, delivery of materials and components to the job site, scheduling of work crews and inspection and quality control) is coordinated during these phases. We generally provide the materials to be installed as a part of these contracts, which vary significantly in size from a few hundred dollars to several million dollars and vary in duration from less than a day to more than a year.

     Residential. New residential installations begin with a builder providing architectural or electrical drawings for the residences within the tract being developed. We typically submit a bid or contract proposal for the work. IES personnel analyze the plans and drawings and estimate the equipment, materials and parts and the direct and supervisory labor required for the project. We deliver a written bid or negotiates an arrangement for the job. The installation work is coordinated by our field supervisors along with the builder's personnel. Payments for the project are generally obtained within 30 days, at which time any mechanics' and materialmen's liens securing such payments are released. Interim payments are often obtained to cover labor and materials costs on larger projects.

     Power Line. Power line work begins with a request for bids from either an electric utility or a general contractor. We will analyze the plans provided and determine the amount of its bid. Once the project is awarded, it is conducted in scheduled phases, and progress billings are rendered for payment. This work is capital intensive, requiring the use of various pieces of heavy equipment. Additionally, the electricians that perform power line work must be highly skilled in order to work with the high voltage power lines. In addition to running the lines, the Company often will construct the towers that carry the lines as well as electrical substations.

     Data Communication. Data communication work can be either regional infrastructure, which involves running lines cross country, or site specific installation of cabling in a new or existing structure. Infrastructure work is similar in nature to power line work. Installation of cabling in a new or existing structure is usually done for general contractors, computer network consultants or end users. The work is similar to the installation of electrical wiring in commercial or residential structures. However, because the materials and certain of the methods used in the installation of data cabling differ from those used in the installation of electrical wiring, the work is typically performed by technicians who specialize in data cabling. Large data cabling projects often include traditional electrical contracting elements and create an opportunity for us to better serve the overall needs of the customer and to capture a larger percentage of that project's contractor expenditures. Our operations in the data communication market are currently focused on site specific installations.

     Maintenance Services. Our maintenance services are supplied on a long-term and per call basis. Our long-term maintenance services are provided through service contracts that require the customer to pay an annual or semiannual fee for periodic diagnostic services at a specific discount from standard prices for repair and replacement services. Our per call maintenance services are initiated when a customer requests emergency repair service we call the client to schedule periodic maintenance work. Service technicians are scheduled for the call or routed to the customer's residence or business by the dispatcher. Service personnel work out of our service vehicles, which carry an inventory of equipment, tools, parts and supplies needed to complete the typical variety of jobs. The technician assigned to a service call travels to the residence or business, interviews the customer, diagnoses the problem, prepares and discusses a price quotation, performs the work and often collects payment from the customer. Most work is warrantied for one year.

     Major Customers. We have a diverse customer base, with no single customer accounting for more than 5% of our pro forma combined revenues for the year ended September 30, 1998. As a result of emphasis on quality and worker reliability, our management and a dedicated sales and work force have been responsible for developing and maintaining successful relationships with key customers. Customers generally include general contractors; developers; consulting engineers; architects; owners and managers of large retail establishments, office buildings, apartments and condominiums, theaters and restaurants; hotels and casinos; manufacturing and processing facilities; arenas and convention centers; hospitals; school districts; military and other government agencies; airports and car lots. We intend to continue our emphasis on developing and maintaining relationships with its customers by providing superior, high-quality service.

     Employee Screening, Training and Development. We are committed to providing the highest level of customer service through the development of a highly trained workforce. Employees are encouraged to complete a progressive training program to advance their technical competencies and to ensure that they understand and follow the applicable codes, our safety practices and other internal policies. We support and fund continuing education for our employees, as well as apprenticeship training for our technicians under the Bureau of Apprenticeship and Training of the Department of Labor and similar state agencies. Employees who train as apprentices for four years may seek to become journeymen electricians and, after additional years of experience, master electricians. We pay progressive increases in compensation to employees who acquire such additional training, and more highly trained employees serve as foremen, estimators and project managers. Our master electricians are licensed in one or more cities or other jurisdictions in order to obtain the permits required in our business, and certain employees have also obtained specialized licenses in areas such as security systems and fire alarm installation. In some areas, licensing boards have set continuing education requirements for maintenance of licenses. Because of the lengthy and difficult training and licensing process for electricians, we believe that the number, skills and licenses of our employees constitute a competitive strength in the industry.

     We actively recruit and screen applicants for our technical positions and have established programs in some locations to recruit apprentice technicians directly from high schools and vocational technical schools. Prior to employment, we make an assessment of the technical competence level of all potential new employees, confirm background references, conduct random drug testing and check criminal and driving records.

     Purchasing. As a result of economies of scale derived through its acquisitions, we have been able to purchase equipment, parts and supplies at discounts to historical levels. In addition, as a result of our size, we are also able to lower our costs for (i) the purchase or lease of vehicles; (ii) bonding, casualty and liability insurance; (iii) health insurance and related benefits; (iv) retirement benefits administration; (v) office and computer equipment; and (vi) marketing and advertising.

     Substantially all the equipment and component parts we sell or install are purchased from manufacturers and other outside suppliers. We are not materially dependent on any of these outside sources.

MANAGEMENT INFORMATION AND CONTROLS

     We have centralized its consolidation accounting and certain other financial reporting activities at its operational headquarters in Houston, Texas, while basic accounting activities are conducted at the operating level. We believe that our current information systems hardware and software are adequate to meet current needs for financial reporting, internal management control and other necessary information and the needs of newly acquired corporations.

PROPERTY AND EQUIPMENT

     We operate a fleet of owned and leased service trucks, vans and support vehicles. We believe these vehicles generally are adequate for our current operations.

     At September 30, 1998, we maintained warehouses, sales facilities and administrative offices at 89 locations. Substantially all of our facilities are leased. We lease our corporate headquarters located in Houston, Texas.

     We believe that our properties are generally adequate for our present needs. Furthermore, we believe that suitable additional or replacement space will be available as required.

COMPETITION

     The electrical contracting industry is highly fragmented and competitive. Most of our competitors are small, owner-operated companies that typically operate in a limited geographic area. There are few public companies focused on providing electrical contracting services. In the future, competition may be encountered from new market entrants. Competitive factors in the electrical contracting industry include (i) the availability of qualified and licensed electricians, (ii) safety record, (iii) cost structure, (iv) relationships with customers, (v) geographic diversity, (vi) ability to reduce project costs, (vii) access to technology, (viii) experience in specialized markets and (ix) ability to obtain bonding. See "Risk Factors -- Competition."

REGULATIONS

     Our operations are subject to various federal, state and local laws and regulations, including (i) licensing requirements applicable to electricians;
(ii) building and electrical codes; (iii) regulations relating to consumer protection, including those governing residential service agreements and (iv) regulations relating to worker safety and protection of the environment. We believe we have all required licenses to conduct our operations and are in substantial compliance with applicable regulatory requirements. Our failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses.

     Many state and local regulations governing electricians require permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all our electricians who work in the state or county that issued the permit or license. We intend to implement a policy to ensure that, where possible, any such permits or licenses that may be material to our operations in a particular geographic region are held by at least two IES employees within that region.

LITIGATION

     Subsidiaries of IES are involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of IES, all such proceedings are either adequately covered by insurance or, if not so covered should not ultimately result in any liability which would have a material adverse effect on our financial position, liquidity or results of operations.

RISK MANAGEMENT AND INSURANCE

     The primary risks in our operations include bodily injury, property damage and injured worker's compensation. We maintain automobile and general liability insurance for third party bodily injury and property damage and workers' compensation coverage which it considers a appropriate to insure against these risks, subject to deductibles.

EMPLOYEES

     At December 31, 1998, we had approximately 8,300 employees. We are not a party to any collective bargaining agreements with our employees. We believe that our relationship with our employees is satisfactory.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Following table sets forth information concerning the Company's directors and executive officers:

NAME                                    AGE                  POSITION
----                                    ---                  --------
Jim P. Wise...........................  55    President, Chief Executive Officer and
                                                Director
Jerry M. Mills........................  58    Senior Vice President and Chief
                                              Operating Officer -- Commercial and
                                                Industrial Director
Ben L. Mueller........................  52    Senior Vice President and Chief
                                              Operating Officer-- Residential and
                                                Director
John F. Wombwell......................  37    Senior Vice President, General Counsel
                                              and Secretary
C. Byron Snyder.......................  50    Chairman of the Board of Directors
Jon Pollock...........................  52    Vice Chairman of the Board of
                                              Directors
Donald Paul Hodel.....................  63    Director
Richard Muth..........................  51    Director
Alan R. Sielbeck......................  45    Director
Robert Stalvey........................  48    Director
Richard L. Tucker.....................  63    Director
Bob Weik..............................  63    Director

     Jim P. Wise has been President, Chief Executive Officer and a director of the Company since November 1998. Mr. Wise joined the Company in September 1997 as Senior Vice President and Chief Financial Officer. From September 1994 to September 1997, he was Vice President -- Finance and Chief Financial Officer at Sterling Chemicals, Inc., a publicly held manufacturer of commodity petrochemicals and pulp chemicals. From July 1994 to September 1994, he was Senior Vice President and Chief Financial Officer of U.S. Delivery Systems, Inc., a delivery service consolidator. From September 1991 to July 1994, he was Chairman and Chief Executive Officer of Neostar Group, Inc., a private investment banking and financial advisory firm. Mr. Wise was employed by Transco Energy Company as Executive Vice President, Chief Financial Officer and was a member of the Board of Directors from November 1982 until September 1991.

     Jerry M. Mills has been Senior Vice President and Chief Operating
Officer -- Commercial and industrial and a director of the Company since January 1998. Prior to that time, Mr. Mills was the President of Mills Electrical Contractors, Inc., one of the Company's subsidiaries, since he began that company in 1972. Mr. Mills is a past board member of the Independent Electrical Contractors, the Associated Builders and Contractors, the Associated General Contractors and the Richardson Electrical Board.

     Ben L. Mueller has been Senior Vice President, Chief Operating Officer
-- Residential and a director of the Company since January 1998. Prior to that time, Mr. Mueller was the Executive Vice President of Houston-Stafford since 1993 and served as vice president of Houston-Stafford since 1975. Mr. Mueller is a past member of the board of the IEC, Houston Chapter, and has served on the Electrical Board for the City of Sugar Land, Texas.

     John F. Wombwell has been Senior Vice President, General Counsel and Secretary of the Company since January 1998. Prior to that time, Mr. Wombwell was a partner at Andrews & Kurth L.L.P., where he practiced law in the area of corporate and securities matters for more than five years.

     C. Byron Snyder has been Chairman of the Board of Directors of the Company since its inception. Mr. Snyder is the president and owner of Sterling City Capital, L.L.C., a merchant banking firm. Mr. Snyder was owner and President of Relco Refrigeration Co., a distributor of refrigerator equipment from 1992 to 1998. Prior to 1992, Mr. Snyder was the owner and Chief Executive Officer of Southwestern Graphics International, Inc., a diversified holding company which owned Brandt & Lawson Printing Co., a Houston-based general printing business, and Acco Waste Paper Company, an independent recycling business. Brandt & Lawson Printing Co. was sold to Hart Graphics in 1989, and Acco Waste Paper Company was sold to Browning-Ferris Industries in 1991. Mr. Snyder is a director of Carriage Services, Inc., a publicly held death care company.

     Jon Pollock has been Vice Chairman of the Board of Directors since November 1998. Mr. Pollock served as President, Chief Executive Officer and a director of the Company from January 1998 to November 1998. Mr. Pollock was the president of Pollock Electric Inc., one of the Company's subsidiaries, from the date he founded that company in 1983 until 1998. Mr. Pollock is a Registered Professional Engineer in Texas and several other states and holds Master Electrician licenses from 50 different jurisdictions. Mr. Pollock is past National President of the Independent Electrical Contractors Association and received the IEC Electrical Man of the Year award in 1996.

     Donald Paul Hodel has been a director of the Company since April 1998. Mr. Hodel has served as President of the Christian Coalition since June 1997. He is Managing Director of Summit Group International, Ltd,. an energy and natural resources consulting firm he founded in 1989. Mr. Hodel served as United States Secretary of the Interior from 1985 to 1989 and Untied States Secretary of Energy from 1982 to 1985. Mr. Hodel has served as director of both publicly traded and privately held companies and is the recipient of the Presidential Citizens Medal and honorary degrees from three universities. Mr. Hodel serves on the board of directors of Columbia Energy Group.

     Richard Muth has been a director of the Company since January 1998. Mr. Muth founded Muth Electric, Inc., one of the Company's subsidiaries, in 1970 and has been president since that time. Mr. Muth served on the South Dakota State Electrical Commission from 1980 to 1991 and the Associated General Contractors Associate Division Board. Mr. Muth also received the South Dakota Electrical Council "Man of the Year" award in 1993. Mr. Muth holds electrical contractors' licenses in five states.

     Alan R. Sielbeck has been a director of the Company since January 1998. Mr. Sielbeck has served as Chairman of the Board and Chief Executive Officer of Service Experts, Inc., a publicly traded heating, ventilation and air conditioning service company, since its inception in March 1996. Mr. Sielbeck has served as Chairman of the Board and President of AC Service and Installation Co. Inc. and Donelson Air Conditioning Company, Inc. since 1990 and 1991, respectively. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor, and Chief Financial Officer of RCM Interests, Inc., a commercial real estate development company.

     Robert Stalvey has been a director of the Company since January 1998. Mr. Stalvey has served as Vice President of Ace Electric, Inc., one of the Company's subsidiaries, since 1976.

     Richard L. Tucker has been a director of the Company since January 1998. Dr. Tucker holds the Joe C. Walter Jr. Chair in Engineering, is Director of the Construction Industry Institute, and is Director of the Sloan Program for the Construction Industry at the University of Texas at Austin. Dr. Tucker has been on the faculty at the University of Texas since 1976. Dr. Tucker is a registered engineer.

     Bob Weik has been a director of the Company since January 1998. Mr. Weik has served as President, Treasurer and a director of BW Consolidated, Inc., Bexar Electric Company, Ltd., Calhoun Electric Company, Ltd. and related entities since their inception in 1958.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to beneficial ownership of the Company's common stock, par value $.01 per share (the "Common Stock") and the Company's restricted voting common stock, par value $.01 per share (the "Restricted Common Stock") as of November 15, 1998, by (i) all persons known to the Company to be the beneficial owner of 5% or more thereof,
(ii) each director and executive officer and (iii) all executive officers and directors as a group. Unless otherwise indicated, the address of each such person is c/o Integrated Electrical Services, Inc., 515 Post Oak Blvd., Suite 450, Houston, Texas 77027. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                              BENEFICIAL OWNERSHIP
                                                              ---------------------
                                                                SHARES     PERCENT
                                                              ----------   --------
Jim P. Wise(a)..............................................    130,000      *
Jerry M. Mills..............................................  2,436,662       8.4%
Ben L. Mueller(b)...........................................  1,296,609       4.5
John F. Wombwell(a).........................................    130,000      *
C. Byron Snyder(c)..........................................  2,655,709       8.4
Jon Pollock(d)..............................................    785,743       2.7
Donald Paul Hodel(e)........................................         --      *
Richard Muth(f).............................................    473,324       1.6
Alan R. Sielbeck(e).........................................     95,528      *
Robert Stalvey..............................................         --      *
Richard L. Tucker(e)........................................         --      *
Bob Weik(g).................................................  1,499,469       5.2
Roy D. Brown(e).............................................  1,608,979       5.6
  Directors and officers as a group (12 persons)(h).........  9,503,044      30.1%

---------------

 * Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

(a) Includes 30,000 shares of Common Stock underlying options which are exercisable within 60 days; excludes 170,000 options held by Mr. Wise and 120,000 options held by Mr. Wombwell.

(b) Includes 7,000 shares held by a trust for the benefit of Mr. Mueller's daughter.

(c) All of the stock attributed to Mr. Snyder is held by the 1996 Snyder Family Partnership (the "Partnership"). This stock consists entirely of Restricted Common Stock, which represents all of the Company's outstanding Restricted Common Stock. Such shares may be converted to Common Stock in certain circumstances. Mr. Snyder disclaims beneficial ownership as to 1,118,193 of these shares which are attributable to the interests in the Partnership held by Mr. Snyder's children. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to one-half of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors.

(d) Includes 465,914 shares of Common Stock held by the Pollock Family Partnership, Ltd.

(e) Mr. Hodel's address is Christian Coalition, 1801-L Sara Drive, Chesapeake, VA 23320-2647. Mr. Sielbeck's address is Service Experts, Inc., III Westwood Place, Suite 420, Brentwood TN 37027. Dr. Tucker's address is The University of Texas at Austin, ECJ 5.2, Suite 300, Austin, TX 78712. Mr. Brown's address is Houston-Stafford Electric, 10203 Mula Circle, Stafford, Texas 77477. Excludes 10,000 options held by each of Mr. Sielbeck and Dr. Tucker and 5,000 options held by Mr. Hodel.

(f) Includes 25,689 shares of Common Stock owned by Mr. Muth's wife, as to which Mr. Muth disclaims beneficial ownership.

(g) Includes 74,536 shares of Common Stock owned by two related trusts, as to which Mr. Weik disclaims beneficial ownership.

(h) Includes 2,655,709 shares of Restricted Common Stock described in Note (c) above.

                           DESCRIPTION OF OTHER DEBT

CREDIT FACILITY

     The following is a summary of the credit facility and is qualified in its entirety by reference to the agreement evidencing such credit facility (the "Credit Agreement"), a copy of which is available as described under "Available Information".

     The credit facility provides for three types of borrowings, with a maximum indebtedness allowed of $175,000,000. The three types of borrowings are (i) revolving borrowings in a maximum amount of $175,000,000, (ii) letter of credit borrowings with a sublimit under revolving borrowings of $15,000,000, and (iii) swing line borrowings with a sublimit under revolving borrowings of $5,000,000. The revolving borrowings and the letter of credit borrowings are provided through a syndicate of ten banks; the swing line is provided by NationsBank, N.A., which also serves as agent for the credit facility. The credit facility is secured by (i) all of the assets of the Company and its subsidiaries, (ii) all of the stock in the subsidiaries held by the Company, and (iii) guaranties from all of the subsidiaries of the Company. The credit facility matures on July 30, 2001, at which time all amounts outstanding under any type of borrowing come due. Revolving borrowings bear interest, at the Company's option, at either (i) LIBOR, plus a margin of up to 2.0%, based on the Company's Total Debt to EBITDA ratio (as such terms are defined in the Credit Agreement) or (ii) the greater of the NationsBank prime rate or the Federal Funds Rate plus 0.5%, plus a margin of up to 0.5%, based on the Company's Total Debt to EBITDA ratio. Applicable interest rates will be increased by 2.0% per annum during the continuance of any specified event of default under the Credit Agreement. A commitment fee ranging from 0.25% to 0.375%, based on the Company's Total Debt to EBITDA ratio, is payable on the unused portion of the revolving borrowing commitment. Letter of credit fees are payable for each letter of credit issued, in an amount equal to the product of the face amount of such letter of credit and a percentage ranging from 1.0% to 2.0% based on the Company's Total Debt to EBITDA ratio. The Credit Agreement restricts the Company's ability to make distributions, including, but not limited to, prohibiting the Company from declaring or paying any dividends. As of March 23, 1999, the Company had no amounts outstanding under the credit facility in revolving borrowings, $2.4 million in letters of credit and no amounts outstanding under the swing line, resulting in a remaining availability of $172.6 million under the credit facility.

     The obligations of the lenders under the credit facility to advance funds is subject to the satisfaction of certain conditions customary in agreements of this type. In addition, the Company and its subsidiaries are subject to certain customary affirmative and negative covenants contained in the Credit Agreement, including, without limitation, covenants that restrict, subject to specified exceptions: (i) incurring additional indebtedness and other obligations; (ii) a merger or consolidation with any other person, or a liquidation, dissolution or winding up; (iii) engaging in transactions with affiliates; (iv) acquisitions;
(v)investing funds of the Company; (vi) granting of liens to secure any other indebtedness; and (vii) changing the character of its business.

     The Credit Agreement requires the Company to comply with certain financial covenants, including maintaining: (A) consolidated Net Worth (as defined in the Credit Agreement) at a level not less than $187,500,000, plus (i) 90% of the cumulative quarterly consolidated net income of the Company after March 31, 1998, for each fiscal quarter of the Company during which the Company has positive consolidated net earnings; (ii) 100% of the net proceeds received by the Company after March 31, 1998, from any sale or issuance of any equity securities of, or any other additions to capital by the Company or its subsidiaries; and (iii) to the extent that consolidated Net Worth is not increased in clauses (i) and (ii) above as a result of any Acquisition (as defined in the Credit Agreement), 100% of any increase in the consolidated Net Worth of the Company resulting from any Acquisition, minus the aggregate amount of consideration paid in connection with the repurchase of capital stock); (B) a ratio of consolidated Total Debt to consolidated EBITDA (each as defined in the Credit Agreement), on a rolling four quarters basis, not greater than 3.50 to
1.0 and a ratio of consolidated Senior Debt (as defined in the Credit Agreement) to consolidated EBITDA, on a rolling four quarters basis, not greater than 2.50 to 1.0; (C) a ratio (the "Fixed Charge Ratio") of (i) consolidated EBITDA on a rolling four quarters basis, less consolidated

Cash Taxes and Capital Expenditures (as defined in the Credit Agreement) paid by the Company during such period to (ii) (1) consolidated Interest Expense (as defined in the Credit Agreement) for such period, plus (2) aggregate Restricted Payments (as defined in the Credit Agreement) declared or paid by the Company, plus (3) consolidated current maturities of the Company, plus (4) the greater of 20% of the outstanding amount of revolving borrowings or $4,000,000, of not less than 1.25 to 1.0; and (D) a limitation on Capital Expenditures to less than 6% of the consolidated Net Worth of the Company on a rolling four quarters basis. As of December 31, 1998, the consolidated Net Worth of the Company was $321.5 million; the Company's ratio of consolidated Total Debt to consolidated EBITDA was 1.17 to 1; the Company's ratio of consolidated Senior Debt to consolidated EBITDA was 1.14 to 1 and the Company's Fixed Charge Ratio was 2.02 to 1.

     The Credit Agreement provides for customary events of default. Occurrence of any such events of default could result in acceleration of the Company's obligations under the credit facility and foreclosure on the collateral securing such obligations, with material adverse results to holders of the Exchange Notes. See "Risk Factors."

                            DESCRIPTION OF THE NOTES

     The exchange notes will be issued, and the existing notes were issued under an indenture among the Company, each of the guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). The indenture is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon effectiveness of this registration statement for the exchange offer. See "Exchange Offer, Registration Rights." By its terms, however, the indenture incorporates certain provisions of the Trust Indenture Act and, upon consummation of this exchange offer, the indenture is subject to and governed by the Trust Indenture Act. References to the notes include the exchange notes unless the context otherwise requires. The following summary of the material provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture and the notes, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." As used in this "Description of the Notes," the term "Company" refers only to Integrated Electrical Services, Inc. and not to any of its subsidiaries.

GENERAL

     The notes will be unsecured senior subordinated obligations of the Company limited to $150 million aggregate principal amount and will be guaranteed by each of the guarantors (which will initially be all of the Company's subsidiaries) on a senior subordinated basis as described below. The notes will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the notes will be payable, and the notes will be transferable, at the corporate trust office or agency of the Trustee in the City of New York maintained for such purposes. In addition, interest may be paid at the option of the Company on any notes not issued in global form by check mailed to the person entitled thereto as shown on the security register subject to the right of any holder of notes in the principal amount of $500,000 or more to request payment by wire transfer. No service charge will be made for any transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL

     The notes will mature on February 1, 2009. Interest on the notes will accrue at the rate of 9 3/8% per annum and will be payable semi-annually in arrears on each February 1 and August 1 commencing August 1, 1999, to the holders of record of notes at the close of business on the January 15 and July 15, respectively, immediately preceding such interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Initial settlement for the notes will be made in same day funds. The notes are expected to trade in the Same-day Funds Settlement System of The Depository Trust Company ("DTC") until maturity, and secondary market trading activity for the notes will therefore settle in same day funds.

ADDITIONAL INTEREST

     As discussed under "Exchange Offer, Registration Rights," pursuant to the registration rights agreement, the Company has agreed to file with the SEC the exchange offer registration statement, of which this prospectus is a part, and to offer to the holders of notes who are able to make certain representations the opportunity to exchange their notes for exchange notes. In the event that the Company is not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy or in certain other circumstances, including if for any reason the exchange offer is not consummated within 120 days after the Issue Date, the Company will file with the SEC a shelf registration statement with respect to resales of the notes by the holders thereof. The interest rate on the notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the registration rights agreement. See "Exchange Offer, Registration Rights."

OPTIONAL REDEMPTION

     Optional Redemption. The notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2004, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning February 1 of the years indicated below:

YEAR                                                           REDEMPTION PRICE
----                                                           ----------------
2004........................................................       104.688%
2005........................................................       103.125%
2006........................................................       101.563%
2007 and thereafter.........................................       100.000%

     In addition, at any time, or from time to time, on or prior to February 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Qualified Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the notes originally issued, at a redemption price equal to 109.375% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the redemption date; provided that at least 65% of the originally issued principal amount of notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption with the proceeds of any Qualified Equity Offering, the Company must consummate such redemption not later than 60 days after the closing of any such Qualified Equity Offering.

     Selection and Notice. In the event that less than all of the notes are to be redeemed at any time, selection of such notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (subject to the rules of DTC); provided, however, that notes shall only be redeemable in principal amounts of $1,000 or an integral multiple of $1,000. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the Existing Note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price.

SINKING FUND

     The notes will not be entitled to the benefit of any mandatory sinking fund.

VOTING

     The indenture provides that the holders of the notes and the exchange notes will vote and consent together on all matters (to which such holders are entitled to vote or consent) as one class and that none of the holders of the notes and the exchange notes shall have the right to vote or consent as a separate class on any matter (to which such holders are entitled to vote or consent).

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the mailing of notice of such Change of

Control as described below, all of the then outstanding notes tendered at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Purchase Date. The Company shall be required to purchase all notes tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer will be required to remain open for at least 20 business days.

     In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the Change of Control, mail to each holder of notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of notes must follow to accept the Change of Control Offer.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of notes seeking to accept the Change of Control Offer. In addition, there can be no assurance that the Company's debt instruments will permit such offer to be made. The Credit Facility does not permit the Company to make a Change of Control Offer and, in order to make such offer, the Company would be required to pay off the Credit Facility in full or seek a waiver from the lenders under the Credit Facility to allow the Company to make the Change of Control Offer. The occurrence of a Change of Control is also an event of default under the Credit Facility and would entitle the lenders thereunder to accelerate all amounts owing under the Credit Facility. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. Moreover, the exercise by the holders of their rights to require the Company to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Failure to make a Change of Control Offer, even if prohibited by the Company's debt instruments, would constitute a default under the indenture. See "Risk Factors."

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same time and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The provisions of the indenture may not afford note holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company if such transaction is not a transaction defined as a "Change of Control." The existence of a holder's right to require, subject to certain conditions, the Company to repurchase the notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes, or results in, a Change of Control.

     The use of the term "all or substantially, all" in provisions of the indenture such as clause (b) of the definition of "Change of Control" and under "-- Consolidation, Merger, Sale of Assets, Etc." has no clearly established meaning under New York law (which will govern the indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of notes.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase notes as described above, and any violation of the provisions of the indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SUBORDINATION

     The indebtedness evidenced by the notes is subordinated in right of payment, to the extent set forth in the indenture, to the prior payment in full in cash of all Senior Indebtedness (including Indebtedness under the Credit Facility). The notes are unsecured senior subordinated indebtedness of the Company ranking senior in right of payment to all existing and future Subordinated Indebtedness of the Company. The Credit Facility provides that the subordination provisions of the notes may not be modified or amended without the prior written consent of the lenders under the Credit Facility.

     The indenture provides that in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, all Senior Indebtedness (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy regardless of whether such interest is an allowed claim in the bankruptcy proceeding) must be paid in full in cash before any direct or indirect payment (other than payments from trusts previously created pursuant to the provisions described under "-- Legal Defeasance or Covenant Defeasance of indenture") by or on behalf of the Company of any kind or character (excluding Permitted Junior Securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of the notes.

     During the continuance of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness, when the same becomes due, and after receipt by the Trustee and the Company from representatives of holders of such Senior Indebtedness of written notice of such default, no direct or indirect payment (other than payments from trusts previously created pursuant to the provisions described under "-- Legal Defeasance or Covenant Defeasance of indenture") by or on behalf of the Company of any kind or character (excluding Permitted Junior Securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the notes unless and until such default has been cured or waived or has ceased to exist or such Senior Indebtedness shall have been paid in full in cash or indefeasibly discharged, after which the Company shall resume making any and all required payments in respect of the notes, including any missed payments.

     In addition, during the continuance of any other default with respect to any Designated Senior Indebtedness that permits, or would permit with the passage of time or the giving of notice or both, the maturity thereof to be accelerated (a "Non-payment Default") and upon the earlier to occur of (a) receipt by the Trustee and the Company from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (b) if such Non-payment Default results from the acceleration of the maturity of the notes, the date of such acceleration, no direct or indirect payment (other than payments from trusts previously created pursuant to the provisions described under "-- Legal Defeasance or Covenant Defeasance of indenture") of any kind or character (excluding Permitted Junior Securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption, or other acquisition of, the notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Trustee and the Company from the representatives of holders of Designated Senior Indebtedness or the date of the acceleration referred to in clause (b) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events: (i) 179 days have elapsed since the receipt of such notice or the date of the acceleration referred to in clause (b) of the preceding paragraph (provided the maturity of such Designated Senior Indebtedness shall not theretofore have been accelerated); (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is paid in full in cash or indefeasibly discharged; or (iii) such Payment Blockage Period has been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company shall promptly resume making any and all required payments in respect of the notes, including any missed payments. Only one Payment Blockage Period with respect to the notes may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice or the date of the acceleration initiating such Payment Blockage Period, and there must be a 181 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect.

     If the Company fails to make any payment on the notes when due on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the indenture and would enable the holders of the notes to accelerate the maturity thereof. See "-- Events of Default."

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes, and funds which would be otherwise payable to the holders of the notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the notes.

     On a pro forma basis after giving effect to the sale of the existing notes and the application of the estimated net proceeds, the Company and the guarantors would have had, without duplication, $4.5 million of Senior Indebtedness and Guarantor Senior Indebtedness (as defined) outstanding as of December 31, 1998. The indenture will limit, but not prohibit, the incurrence by the Company of additional Indebtedness which is senior to the notes and will prohibit the incurrence by the Company of Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company and senior in right of payment to the notes.

     "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Facility and (ii) any other Senior Indebtedness which (a) at the time of the determination is equal to or greater than $25 million in aggregate principal amount and (b) is specifically designated by the Company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

     "Permitted Junior Securities" means Capital Stock of the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to at least the same extent as the Notes are subordinated to Senior Indebtedness.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, (x) "Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of the Company from time to time owed to the lenders under the Credit Facility, including, without limitation, principal of and interest on, and all fees, indemnities and expenses payable under, the Credit Facility, and (y) in the case of Designated Senior Indebtedness, "Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in clause
(vii) or (viii) under "-- Events of Default" relating to the Company, whether or not the claim for such interest is allowed under any applicable Bankruptcy Code. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) Indebtedness which is represented by Redeemable Capital Stock,

(e) to the extent it constitutes Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (f) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, and (g) that portion of any Indebtedness which is incurred by the Company in violation of the indenture.

GUARANTEES

     Each guarantor fully and unconditionally guarantees, on a senior subordinated basis, jointly and severally, to each holder of notes and the Trustee, the full and prompt performance of the Company's obligations under the indenture and the notes, including the payment of principal of and interest on the notes. The guarantees are subordinated to Guarantor Senior Indebtedness on the same basis as the notes are subordinated to Senior Indebtedness.

     The obligations of each guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors."

     Each guarantor that makes a payment or distribution under a guarantee is entitled to a contribution from each other guarantor in an amount pro rata, based on the net assets of each guarantor, determined in accordance with GAAP.

     Each guarantor may consolidate with or merge into or sell its assets to the Company or another guarantor without limitation, or with other persons upon the terms and conditions set forth in the indenture. See "-- Consolidation, Merger, Sale of Assets, Etc." In the event all or substantially all of the assets or the Capital Stock of a guarantor is sold and the sale complies with the provisions set forth in "-- Certain Covenants -- Limitation on Asset Sales" or the guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the indenture, then the guarantors guarantee will be automatically and unconditionally discharged and released.

     "Guarantor Senior Indebtedness" of a guarantor means the principal of, premium, if any, and interest on any Indebtedness of such guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to such guarantor's guarantee. Without limiting the generality of the foregoing, (x) "Guarantor Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of such guarantor from time to time owed to the lenders under the Credit Facility, including, without limitation, principal of and interest on, and all fees, indemnities and expenses payable under, the Credit Facility, and (y) in the case of amounts owing under the Credit Facility and guarantees of Designated Senior Indebtedness, "Guarantor Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in clause (vii) or (viii) under "-- Events of Default" relating to such guarantor, whether or not the claim for such interest is allowed under any applicable Bankruptcy Code. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the notes or the guarantees, (b) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to such guarantor, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) to the extent it constitutes Indebtedness, any liability for federal, state, local or other taxes owed or owing by such guarantor, (f) Indebtedness of such guarantor to the Company or a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, and (g) that portion of any Indebtedness which is incurred by such guarantor in violation of the indenture.

     Separate financial statements of the guarantors are not included herein because such guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the notes, and the aggregate net assets, earnings and equity of the guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

CERTAIN COVENANTS

     The indenture contains the following covenants, among others:

     Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness; provided however, that the Company and any guarantor will be permitted to incur Indebtedness (including Acquired Indebtedness), if (A) the Consolidated Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1 and
(B) no Default or Event of Default would occur or be continuing.

     Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Restricted Subsidiaries or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary);

          (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any of its Restricted Subsidiaries or any options, warrants or other rights to purchase any such Capital Stock (other than any such securities owned by the Company or a Restricted Subsidiary);

          (c) make any principal payment on, or purchase, defease, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Subordinated Indebtedness owed to the Company or a Restricted Subsidiary); or

          (d) make any Investment (other than any Permitted Investment) in any person (such payments or Investments described in the preceding clauses
     (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) after giving pro forma effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the "Limitation on Indebtedness" covenant described above and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of:

             (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on January 1, 1999 and ending on the last day of the fiscal quarter of the Company ending immediately prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a loss, minus 100% of such loss);

             (2) the aggregate net cash proceeds received by the Company as capital contributions to the Company after the Issue Date and which constitute shareholders' equity of the Company in accordance with GAAP;

             (3) the aggregate net cash proceeds received by the Company from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date;

             (4) the aggregate net cash proceeds received by the Company from any person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company after the Issue Date;

             (5) the aggregate net cash proceeds received after the Issue Date by the Company from any person (other than a Subsidiary of the Company) for debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for cash, plus the aggregate amount of cash received by the Company (other than from a Subsidiary of the Company) at the time of such conversion or exchange;

             (6) to the extent not otherwise included in the Company's Consolidated Net Income, in the case of the disposition or repayment of any Investment constituting a Restricted Payment after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment;

             (7) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Limitation on Designations of Unrestricted Subsidiaries" below, the Fair Market Value of the Company's interest in such Subsidiary at the time of such redesignation; provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation; and

             (8) $10 million.

     For purposes of the preceding clause (C)(4), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such options, warrants or rights plus the incremental amount received by the Company upon the exercise thereof.

     None of the foregoing provisions will prohibit, so long as, in the case of clause (v) below, there is no Default or Event of Default continuing (i) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the first paragraph of this covenant, (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, other shares of Capital Stock of the Company (other than Redeemable Capital Stock) to any person (other than to a Subsidiary of the Company); provided, however, that such net cash proceeds are excluded from clause (C) of the first paragraph of this covenant, (iii) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that any such net cash proceeds are excluded from clause (C) of the first paragraph of this covenant; or (2) other Subordinated Indebtedness of the Company which (w) has no scheduled principal payment prior to the 91st day after the Maturity Date, (x) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes and (y) is subordinated to the Notes to at least the same extent as the Subordinated

Indebtedness so purchased, exchanged, redeemed, acquired or retired, (iv) payments to purchase Capital Stock of the Company from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such employees, in aggregate amounts under this clause (iv) not to exceed $3 million in any fiscal year of the Company, (v) payments relating to Permitted Founder Stock Repurchases so long as the Consolidated Fixed Charge Coverage Ratio of the Company is at least 3.0 to 1, (vi) cash payments in lieu of fractional shares issuable as dividends on preferred securities of the Company or any of its Restricted Subsidiaries, in aggregate amounts under this clause (vi) not to exceed $20,000 in any fiscal year of the Company, (vii) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options and (viii) the payment of the redemption price of rights issued pursuant to any shareholders' rights plan not in excess of $0.05 per right and not in excess of $1,000,000 in the aggregate. Any payments made pursuant to clause (i) of this paragraph shall be taken into account in calculating the amount of Restricted Payments made from and after the Issue Date.

     In computing Consolidated Net Income of the Company under clause (C)(1) of the first paragraph of this covenant, (i) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of the indenture, such Restricted Payment shall be deemed to have been made in compliance with the indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

     Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind securing Indebtedness upon any of its property or assets, or any proceeds therefrom, unless the notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to Liens securing the notes to the same extent such Subordinated Indebtedness is subordinate to the notes), except for (a) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness, (b) Liens securing the notes, (c) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien (other than a Lien in favor of the Company or a Restricted Subsidiary) permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced and (d) Permitted Liens.

     Disposition of Proceeds of Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of the consideration in such Asset Sale, plus all other Asset Sales since the Issue Date on a cumulative basis, consists of cash or Cash Equivalents; provided, however, that the amount of any Indebtedness (as shown on the most recent balance sheet of the Company or such Restricted Subsidiary) of the Company or such Restricted Subsidiary that is assumed by the transferee of such assets as a result of which the Company and its Restricted Subsidiaries are no longer liable thereon, and any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 60 days into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash for the purposes of this provision. To the extent that the Net Cash Proceeds, or portion thereof, of any Asset Sale are not applied to repay, and permanently reduce the commitments under Senior Indebtedness or Guarantor Senior Indebtedness in accordance with the terms thereof, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds, or portion thereof, from such Asset Sale, within 360 days of such Asset Sale, to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that (as determined in good faith by the Board of Directors of the Company or the Restricted Subsidiary, as the case may be) are used or useful in the business of the Company and its Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or in Capital Stock of a person, the principal portion of whose assets consist of such property or assets ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, Senior Indebtedness or Guarantor Senior Indebtedness in accordance with the terms thereof nor invested in Replacement Assets within such 360-day period will constitute "Excess Proceeds" subject to disposition as provided below.

     When the aggregate amount of Excess Proceeds equals or exceeds $10 million, the Company shall make an offer to purchase, from all holders of the notes and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of notes and any then outstanding Pari Passu Indebtedness equal to such Excess Proceeds as follows:

          (i) (A) The Company shall make an offer to purchase (an "Asset Sale Offer") from all holders of the notes in accordance with the procedures set forth in the indenture the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the "Asset Sale Offer Amount") equal to the product of such Excess Proceeds, multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all notes tendered), and (B) to the extent required by such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Asset Sale Offer Amount;

          (ii) The offer price for the notes shall be payable in cash in an amount equal to 100% of the principal amount of the notes tendered pursuant to an Asset Sale Offer, plus accrued and unpaid interest, if any, to the date such Asset Sale Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting an "Asset Sale Deficiency"), the Company may use such Asset Sale Deficiency for general corporate purposes, subject to the limitations described above under the caption "-- Limitation on Restricted Payments"; and

          (iii) If the aggregate Offered Price of notes validly tendered and not withdrawn by holders thereof exceeds the Asset Sale Offer Amount, notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase notes as described above, and any violation of the provisions of the indenture relating to such Asset Sale Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

     Limitation on Issuances and Sales of Restricted Subsidiary Stock. The Company (i) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any Person (other than the Company and/or one or more Restricted Subsidiaries) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (1) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of the indenture or (2) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates, except (a) on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained at the time in a comparable transaction or series of related transactions from persons who are not Affiliates of the Company, (b) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $5 million, the Company shall have delivered an officers' certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a) and have been approved by the Board of Directors of the Company and (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $10 million, the officers' certificate referred to in clause (b) above also includes a certification that such transaction or transactions have been approved by a majority of the Disinterested Members of the Board of Directors of the Company or, in the event there are no such Disinterested Members of the Board of Directors, that the Company has obtained a written opinion from an independent nationally recognized investment banking firm, accounting firm or appraisal firm, in each case specializing or having a speciality in the type and subject matter of the transaction or series of transactions at issue, which opinion shall be to the effect set forth in clause
(a) above or shall state that such transaction or series of related transactions is fair from a financial point of view to the Company or such Restricted Subsidiary.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions between or among the Company and its Restricted Subsidiaries, (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business, (iii) any dividends made in compliance with "-- Limitation on Restricted Payments" above,
(iv) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $1,000,000 outstanding at any one time, (v) transactions pursuant to agreements in effect on the Issue Date, (vi) written agreements entered into or assumed in connection with acquisitions of other businesses with persons who were not Affiliates prior to such transactions or
(vii) leases of property or equipment entered into in the ordinary course of business on terms that are substantially similar to those which could have been obtained at the time in a comparable transaction with non-Affiliates.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law or any applicable rule, regulation or order, (ii) customary nonassignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iii) customary restrictions on transfers of property subject to a Lien permitted under the indenture (including purchase money Liens permitted under the indenture), (iv) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (v) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold), (vi) any agreement in effect on the Issue Date, (vii) the indenture and the guarantees and (viii) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses; provided that the terms and conditions of any such agreement are not materially less favorable to the holders of the notes with respect to such encumbrances or restrictions than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

     Limitation on Designations of Unrestricted Subsidiaries. The Company may designate after the Issue Date any Restricted Subsidiary as an "Unrestricted Subsidiary" under the indenture (a "Designation") only if:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) the Company would be permitted to make an Investment (other than a Permitted Investment covered by clause (x) of the definition thereof) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's interest in such Subsidiary on such date; and

          (iii) the Company would be permitted under the indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "-- Limitation on Restricted Payments" for all purposes of the indenture in the Designation Amount.

     The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final Stated Maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred under the indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on the Issuance of Subordinated Indebtedness. The Company will not, and will not permit any guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company or such guarantor and senior in right of payment to the notes or the guarantee of such guarantor, as the case may be.

     Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries acquires, creates or designates another Restricted Subsidiary organized under the laws of the United States or any possession or territory thereof, any State of the United States or the District of Columbia, then such newly acquired, created or designated Restricted Subsidiary shall, within 30 days after the date of its acquisition, creation or designation, whichever is later, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee (on a senior subordinated basis) all of the Company's obligations under the notes and the indenture on the terms set forth in the indenture; provided, that such Restricted Subsidiary shall not be obligated to become a guarantor in the manner set forth above if such Restricted Subsidiary is not, either individually or when considered in the aggregate with all other Restricted Subsidiaries that are not guarantors, a Significant Subsidiary. Thereafter, such Restricted Subsidiary shall be a guarantor for all purposes of the indenture. The indenture will also provide that any Restricted Subsidiary that is not a guarantor shall become a guarantor in the manner provided above within 30 days of such time as it becomes, either individually or when considered in the aggregate with all other Restricted Subsidiaries that are not guarantors, a Significant Subsidiary. The Company at its option may also cause any other Restricted Subsidiary to so become a guarantor.

     Reporting Requirements. For so long as the notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event within 15 days after each Required Filing Date (whether or not permitted or required to be filed with the SEC) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company would be required to file with the SEC if the notes were then registered under the Exchange Act and to make such information available to holders of notes upon request. In addition, if the Company is not subject to the reporting requirements of the Exchange Act, for so long as any notes remain outstanding, the Company will furnish to the holders of notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     The indenture provides that the Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, on a consolidated basis, to any other person or persons, unless at the time and after giving effect thereto: (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are disposed of (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes, the indenture and the registration rights agreement, and in each case, the indenture shall remain in full force and effect; (b) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and
(c) except in the case of any merger of the Company with any Restricted Subsidiary or any merger of guarantors (and, in each case, no other persons), the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis on the assumption that the transaction or transactions had occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to such transaction or transactions being included in such pro forma calculation, could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the "Limitation of Indebtedness" covenant described above (assuming a market rate of interest with respect to such additional Indebtedness).

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the indenture.

     Upon any such consolidation, merger, or any sale, assignment, conveyance, transfer, lease or other disposition in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the notes, the indenture and/or the registration rights agreement, as the case may be, with the same effect as if such successor had been named as the Company in the notes, the indenture and/or the registration rights agreement, as the case may be, and, except in the case of a lease, the Company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.

     The indenture provides that for all purposes of the indenture and the notes (including the provision of this covenant and the covenants described in "-- Certain Covenants -- Limitation on Indebtedness," "-- Limitation on Restricted Payments," and "-- Limitation on Liens"), Subsidiaries of any surviving person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated Unrestricted Subsidiaries pursuant to and in accordance with "-- Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately after such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

EVENTS OF DEFAULT

     The following are "Events of Default" under the indenture:

          (i) default in the payment of the principal of or premium, if any, when due and payable, on any of the notes (at Stated Maturity, upon optional redemption, required purchase or otherwise); or

          (ii) default in the payment of an installment of interest on any of the notes, when due and payable, for 30 days; or

          (iii) default in the performance, or breach, of any covenant or agreement of the Company under the indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (i), (ii) or (iv)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail,
     (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; or

          (iv) (a) there shall be a default in the performance or breach of the provisions of "Consolidation, Merger and Sale of Assets, Etc."; (b) the Company shall have failed to make or consummate an Asset Sale Offer in accordance with the provisions of the indenture described under "-- Certain Covenants -- Dispositions of Proceeds of Asset Sales"; or (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of the indenture described under "-- Change of Control"; or

          (v) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $10 million, individually or in the aggregate, and (a) such default or defaults include a failure to make a payment of principal, (b) such Indebtedness is already due and payable in full or (c) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; provided that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the indenture and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

          (vi) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10 million, either individually or in the aggregate (net of applicable insurance coverage which is acknowledged in writing by the insurer or which has been determined to be applicable by a final nonappealable determination by a court of competent jurisdiction), shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

          (vii) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law or (B) adjudging the Company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (viii) the institution by the Company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary or group of Restricted Subsidiaries in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or such Significant Subsidiary or group of Restricted Subsidiaries, or the filing by the Company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in furtherance of any such action; or

          (ix) any of the Guarantees of any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of such Guarantors denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the indenture).

     If an Event of Default (other than those covered by clause (vii) or (viii) above) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding notes due and payable immediately, upon which declaration, all amounts payable in respect of the notes shall be due and payable. If an Event of Default specified in clause (vii) or (viii) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

     After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to the Company and the Trustee, may rescind such declaration if: (a) the Company or any guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all notes, (iii) the principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

     No holder of any of the notes will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the notes and the indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. Such limitations will not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

     During the existence of an Event of Default, the Trustee will be required to exercise such rights and powers vested in it under the indenture and use the same degree of care, and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the indenture will not be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the indenture.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any notes, the Trustee may withhold the notice to the holders of such notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the noteholders.

     The indenture requires the Company to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the indenture and as to any default in such performance. The Company also will be required to notify the Trustee within five business days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

NO LIABILITY FOR CERTAIN PERSONS

     No director, officer, employee or stockholder of the Company, nor any director, officer or employee of any guarantor, as such, will have any liability for any obligations of the Company or any guarantor under the notes, the guarantees or the indenture based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company and the guarantors with respect to the outstanding notes ("Legal Defeasance") to the extent set forth below. Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for (i) the rights of holders of outstanding notes to receive payment in respect of the principal of, premium, if any, and interest on such notes when such payments are due, (ii) the Company's obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes and maintain an office or agency for payments in respect of the notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the Legal Defeasance provisions of the indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and the guarantors with respect to certain covenants that are set forth in the indenture, some of which are described under "-- Certain Covenants" above, and any subsequent failure to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes ("Covenant Defeasance").

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company or any guarantor must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, U.S. Government Obligations (as defined in the indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity (except lost, stolen or destroyed notes which have been replaced or paid),

(ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance or Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance had not occurred (in the case of Legal Defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws), (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default relating to the borrowing of funds to be applied to such deposit), (iv) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company, (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound, (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (vii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of hindering, delaying or defrauding creditors of the Company or others, (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit and (ix) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture to either Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

     The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when: (i) either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or repaid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed notes which have been replaced or paid) have become due and payable or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit (in the case of notes which have become due and payable) or to the Stated Maturity or date for redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at Stated Maturity or redemption, as the case may be; (ii) the Company or the guarantors have paid all other sums payable under the indenture by the Company or the guarantors; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel which, taken together, state that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

AMENDMENTS AND WAIVERS

     From time to time, the Company and the guarantors, when authorized by a resolution of its Board of Directors, and the Trustee may, without the consent of the holders of any outstanding notes, amend or modify the indenture or the notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act, as long as any such change does not adversely affect the rights of any holder of notes. Other amendments and modifications of the indenture or the notes may be made by the Company, the guarantors and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any note or alter the redemption provisions of the notes, (ii) reduce the principal amount of (or the premium, if any, on), or interest on, any notes, (iii) change the currency in which any notes or any premium or the interest thereon is payable, (iv) reduce the above-stated percentage in principal amount of outstanding notes that must consent to an amendment or modification of the indenture or the notes, (v) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the guarantees,
(vi) reduce the percentage in aggregate principal amount of outstanding notes necessary to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture, (vii) amend or modify the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate the Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto, (viii) to modify or amend any provision of the indenture relating to the guarantees in a manner adverse to the holders of the notes or (ix) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any guarantee in a manner which adversely affects the noteholders.

     The holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all the notes waive (i) compliance by the Company with certain restrictive provisions of the indenture and (ii) any past defaults under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any note, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each note outstanding.

THE TRUSTEE

     The indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The indenture and provisions of the Trust Indenture Act incorporated by reference therein contains limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The indenture permits the Trustee to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

     State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110, is the Trustee under the indenture.

GOVERNING LAW

     The indenture and the notes are governed by the laws of the State of New York.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes or is merged into a Subsidiary of any other person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10% of more of the Voting Stock of a person shall be deemed to be control.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other person pursuant to which such person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person, any division or line of business of such person or, other than in the ordinary course of business, any other properties or assets of such person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any person other than the Company or a Restricted Subsidiary, of (a) any Capital Stock of any Restricted Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other properties or assets of the Company or any Restricted Subsidiary outside of the ordinary course of business, other than (i) sales of obsolete, damaged or used equipment or other equipment or inventory sales in the ordinary course of business, (ii) sales of assets in one or a series of related transactions for an aggregate consideration of less than $2 million and (iii) sales of accounts receivable for financing purposes. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "-- Consolidation, Merger, Sale of Assets, Etc.," (ii) a Restricted Payment that is permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or
(iii) the trade or exchange by the Company or any Restricted Subsidiary of any property or assets owned or held by the Company or such Restricted Subsidiary for any property or assets owned or held by another person, provided that the Fair Market Value of the properties traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided further that any such cash or Cash Equivalents shall be deemed to constitute Net Cash Proceeds of an Asset Sale for purposes of the covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales."

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (and any portion thereof) from such date of such determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness, and (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) commercial paper, maturing not more than one year from the date of issue, rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc; (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the specifications of clause (c) above and (e) investments in funds investing primarily in investments of the types described in clauses
(a) through (d) above.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13 (d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

     "Common Stock" means the common stock of the Company, par value $0.01 per share, and the Company's Restricted Voting Common Stock, par value $0.01 per share.

     "Consolidated Cash Flow Available for Fixed Charges" as of any date of determination means, with respect to any person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses).

     "Consolidated Fixed Charge Coverage Ratio" as of any date of determination means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. For purposes of making the computation referred to above, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated giving pro forma effect (in a manner consistent with Rule 11-02 of Regulation S-X) to the following events (without duplication): (i) any Asset Sale or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if such acquisition or disposition occurred at the beginning of the Four Quarter Period (including giving effect to (A) the amount of any reduction in expenses related to any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any such Asset Sale or Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the entity involved in any such Asset Sale or Asset Acquisition); (ii) the incurrence of Indebtedness giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred at the beginning of the Four Quarter Period; (iii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of the Four Quarter Period and prior to the date of making this calculation as if such Indebtedness or obligations were incurred, repaid or retired at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving Credit Facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period) and (iv) elimination of Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, but, with respect to Consolidated Fixed Charges, only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the referent person or any of its Restricted Subsidiaries following the Transaction Date. In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio, (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and
(ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period. If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above provisions shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock or Preferred Stock of such person and its Restricted Subsidiaries on a consolidated basis.

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

     "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and capitalized debt issuance costs, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), (ii) the portion of net income of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (v) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders and (vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

     "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charges constituting an extraordinary item or loss).

     "Credit Facility" means the Credit Agreement dated as of July 30, 1998 among the Company, NationsBank, N.A., as the Agent, and the Banks named therein, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, extended, renewed, refunded, substituted or replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, creditor, lender or group of creditors or lenders.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disinterested Member of the Board of Directors of the Company" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is an Affiliate, or an officer, director or an employee of any person (other than the Company) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions (in each case other than an interest arising solely from the beneficial ownership of Capital Stock of the Company).

     "Event of Default" has the meaning set forth under "-- Events of Default" herein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company in good faith.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are in effect from time to time.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person. When used as a verb, "guarantee" shall have a corresponding meaning.

     "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of such person prepared in accordance with GAAP,
(b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of such person prepared in accordance with GAAP, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding consignments and trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person,
(g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends and (h) all Interest Rate Protection Obligations of such person; provided, however, that Indebtedness shall not include (i) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or (ii) obligations under performance bonds, performance guarantees, surety bonds, appeal bonds, security deposits or similar obligations. For
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

purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be approved in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock.

     "Interest Rate Protection Agreement" means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such person's exposure to fluctuations in interest rates.

     "Interest Rate Protection Obligations" means the net obligations of any person pursuant to any Interest Rate Protection Agreements.

     "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person, provided that the term "Investment" shall not include (a) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (b) Interest Rate Protection Obligations entered into in the ordinary course of business.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity Date" means February 1, 2009.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof received by the Company or any Restricted Subsidiary in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers' fees) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, (iv) payments made to permanently retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

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

     "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the notes.

     "Permitted Founder Stock Repurchases" means one or more repurchases by the Company, for an aggregate purchase price not to exceed $10 million, of shares of Common Stock owned by former owners of Subsidiaries of the Company, that were, as of the date of acquisition of such stock by such persons, subject to contractual agreements with the Company restricting their resale.

     "Permitted Indebtedness" means, without duplication:

          (a) Indebtedness of the Company and the guarantors evidenced by the notes and the guarantees;

          (b) Indebtedness of the Company and any guarantor under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $250 million, less any amounts permanently repaid in accordance with the covenant described under "-- Certain Covenants Disposition of Proceeds of Asset Sales";

          (c) Indebtedness of the Company or any guarantor outstanding on the Issue Date;

          (d) Indebtedness of the Company or any Restricted Subsidiary incurred in respect of bankers' acceptances and letters of credit in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers' compensation and other similar insurance coverages), in an aggregate amount not to exceed $15 million at any time, but excluding letters of credit issued in respect of or to secure money borrowed;

          (e) (i) Interest Rate Protection Obligations of the Company or a guarantor covering Indebtedness of the Company or a guarantor and (ii) Interest Rate Protection Obligations of any Restricted Subsidiary covering Permitted Indebtedness or Acquired Indebtedness of such Restricted Subsidiary; provided that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations correspond bears interest at fluctuating interest rates and is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations that exceeds 105% of the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate shall not constitute Permitted Indebtedness;

          (f) Indebtedness of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary), (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary which is owed Indebtedness of another Restricted Subsidiary such that it shall no longer be a Restricted Subsidiary, and (iii) the designation of a Restricted Subsidiary which is owed Indebtedness of another Restricted Subsidiary as an Unrestricted Subsidiary shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions of the indenture;

          (g) Indebtedness of the Company owed to and held by a Restricted Subsidiary which is unsecured and expressly subordinated in right of payment to the payment and performance of the obligations of the Company under the indenture and the notes, except that (i) any transfer of such Indebtedness by a Restricted Subsidiary (other than to another Restricted Subsidiary), (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary which is owed Indebtedness of the Company such that it shall no longer be a Restricted Subsidiary, and (iii) the designation of a Restricted Subsidiary which is owed Indebtedness of the Company shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of the indenture;

          (h) Indebtedness of the Company or any guarantor represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such guarantor, in an aggregate principal amount not to exceed $25 million at any time outstanding;

          (i) Subordinated Indebtedness of the Company, in an aggregate principal amount not to exceed $10 million at any time outstanding, that is convertible into Common Stock and issued in connection with an Asset Acquisition of a business engaged in the provision of electrical contracting and maintenance services to the commercial, industrial, power line and data cabling markets and any other businesses reasonably related thereto;

          (j) Indebtedness of the Company, in addition to that described in clauses (a) through (i) of this definition, in an aggregate principal amount not to exceed $30 million at any time outstanding;

          (k) (i) Indebtedness of the Company, the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of the guarantors incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the proviso of the "Limitation on Indebtedness" covenant or clause (a), (c) or (k) of this definition and (ii) Indebtedness of any guarantor the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such guarantor incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the proviso of the "Limitation on Indebtedness" covenant or clause (c) or (k) of this definition; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (k) (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premiums and fees required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness, and (y) any Indebtedness incurred pursuant to this clause (k)(A) has no scheduled principal payment prior to the 91st day after the Maturity Date, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes and (C) is subordinated to the notes or the guarantees, as the case may be, at least to the same extent that the Indebtedness being refinanced is subordinated to the notes or the guarantees, as the case may be;

          (l) Indebtedness of any Restricted Subsidiary that constitutes Acquired Indebtedness not incurred in contemplation of the acquisition of such Restricted Subsidiary, provided that such Indebtedness is repaid within 90 days following the consummation of the Asset Acquisition in which the Company acquired such Restricted Subsidiary; and

          (m) guarantees by the Company or guarantees by a guarantor of Indebtedness that was permitted to be incurred under the indenture.

     For purposes of determining compliance with the "Limitation on Indebtedness" covenant, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the clauses of the preceding paragraph, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one such clause and (B) the amount of Indebtedness issued at a price that is either less or greater than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

     "Permitted Investments" means any of the following: (i) Investments in the Company or in a Restricted Subsidiary; (ii) Investments in another person, if as a result of such Investment (A) such other person becomes a Restricted Subsidiary or (B) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Company or a Restricted Subsidiary; (iii) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in settlement of debts created in the ordinary course of business or claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or such Restricted Subsidiary or in satisfaction of judgments; (iv) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Restricted Subsidiaries to hedge against fluctuations in interest rates on its outstanding Indebtedness;
(v) Investments in the notes; (vi) Investments in Cash Equivalents; (vii) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" to the extent such Investments are non-cash proceeds as permitted under such covenant; (viii) any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company; (ix) any loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements (including for the purchase of Capital Stock by such employees), in each case as approved by the Board of Directors of the Company in its good faith judgment, not to exceed $1 million at any one time outstanding; and (x) other Investments not to exceed $5 million at any time outstanding.

     "Permitted Liens" means the following types of Liens:

          (a) any Lien existing as of the date of the indenture;

          (b) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence;

          (c) Liens in favor of the Company or a Restricted Subsidiary;

          (d) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

          (e) Liens for taxes, assessments or governmental charges or claims, to the extent any such changes or claims constitute Indebtedness, either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, old age pension or public liability obligations;

          (g) Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (h) under the definition of Permitted Indebtedness covering only the assets acquired with such indebtedness;

          (h) Liens securing Interest Rate Protection Obligations permitted to be entered into pursuant to the debt incurrence covenant;

          (i) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

          (j) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; and

          (k) Liens not otherwise permitted by clauses (a) through (j) that are incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to Indebtedness that does not exceed $5 million at any one time outstanding.

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

     "person" means any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock," as applied to any person, means Capital Stock of any class or series (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class or series of such person.

     "Qualified Equity Offering" means (i) any public sale of Common Stock of the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act (other than any public offerings with respect to the Company's Common Stock registered on Form S-8 or Form S4) or (ii) any private placement for aggregate proceeds of at least $25 million to a third party of Common Stock or Capital Stock (other than Redeemable Capital Stock) that is convertible into Common Stock.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the 91st day after the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the 91st day after the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the 91st day after the Maturity Date; provided that Capital Stock will not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the notes.

     "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     "Unrestricted Subsidiary" means (i) each Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries" and (ii) each Subsidiary of any Subsidiary described in clause (i) of this definition.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency), and, with respect to the Company, shall be deemed to include the Common Stock.

BOOK-ENTRY, DELIVERY AND FORM

     Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act are represented by a single, permanent global note in definitive, fully registered book-entry form (the "Global Security") which will be registered in the name of a nominee of DTC and deposited on behalf of purchasers of the notes represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.

     The Global Security. The Company expects that, pursuant to procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined below)) and the records of Participants (with respect to interests of persons other than Participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Security will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. QIBs may hold their interests in the Global Security directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

     So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder of such notes represented by the Global Security for all purposes under the indenture and under the notes represented thereby. No beneficial owner of an interest in the Global Security will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in the Global Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants (as defined herein), the ability of a person having beneficial interests in the Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments of the principal of, premium, if any, and interest on the notes represented by the Global Security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium, if any, and interest on the notes represented by the Global Security, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Security as shown in the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Security held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such Participants.

     DTC has advised the Company that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Security are credited and only in respect of the aggregate principal amount as to which such Participant or Participants has or have given such direction.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Security among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their obligations under the rules and procedures governing their operations.

                              REGISTRATION RIGHTS

     The Company has entered into a registration rights agreement with the Initial Purchasers pursuant to which the Company and the guarantors have agreed, for the benefit of the holders of the notes, at the Company's cost, to use their reasonable best efforts (i) to file with the SEC the registration statement of which this prospectus is a part with respect to the exchange offer of the exchange notes within 60 days after the Issue Date, (ii) to cause this exchange offer registration statement to be declared effective under the Securities Act within 120 days of the Issue Date, (iii) to keep this exchange offer registration statement effective until the closing of the exchange offer and
(iv) to cause this exchange offer to be consummated within 150 days of the Issue Date.

     Under the registration rights agreement, the Company is required to allow participating broker-dealers to use the prospectus contained in the exchange offer registration statement (subject to certain "black out" periods) following the exchange offer, in connection with the resale of exchange notes received in exchange for notes acquired by such participating broker-dealers for their own account as a result of market-making or other trading activities.

     The registration rights agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available upon request to the Company. The registration rights agreement is also attached as an exhibit to this registration statement. In addition, the information set forth above concerning certain interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective investors should consult their own advisors with respect to such matters.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired as a result of market-making activities or other trading activities. In addition, until
          , 1999 all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter", within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any broker-dealers, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the notes being offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The financial statements of Integrated Electrical Services, Inc. and its subsidiaries and PCX Corporation incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their reports, and upon the authority of the firm as experts in giving audit reports.

     The financial statements of Primo Electric Company incorporated by reference in this prospectus have been audited by Hertzbach & Company, P.A., Independent Public Accountants, as stated in their report.

     The financial statements of Kayton Electric, Inc. incorporated by reference in this prospectus have been audited by KPMG Peat Marwick LLP, Independent Public Accountants, as stated in their report.

     The financial statements of Bachofner Electric, Inc. incorporated by reference in this prospectus have been audited by Peck & Kopacek, P.C., Independent Public Accountants, as stated in their report.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
Integrated Electrical Services, Inc.
  Unaudited Pro Forma Financial Statements Basis of
     Presentation...........................................   F-2
  Unaudited Pro Forma Balance Sheet.........................   F-3
  Unaudited Pro Forma Statement of Operations for the Year
     Ended September 30, 1998...............................   F-4
  Unaudited Pro Forma Statement of Operations for the
     Quarter Ended December 31, 1998........................   F-5
  Notes to Unaudited Pro Forma Financial Statements.........   F-6

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma financial statements give effect to (i) the acquisitions by Integrated Electrical Services, Inc. ("IES"), of 16 companies and related entities engaged in all facets of electrical contracting and maintenance services on January 30, 1998 (together, the "Founding Companies"), and related transactions, (ii) the acquisitions of 26 additional electrical contracting and maintenance businesses from April 1998 through December 31, 1998 (the "Acquired Companies") and (iii) the issuance of the Senior Subordinated Notes due 2009 (the "Notes") and the application of the net proceeds therefrom. The unaudited pro forma balance sheet reflects the issuance of the Notes and the application of the net proceeds therefrom as if it had occurred on December 31, 1998. The unaudited pro forma combined statements of operations present the statement of operations data from the consolidated financial statements of IES for the fiscal year ended and quarter ended September 30, 1998 and December 31, 1998, respectively, presented elsewhere in this prospectus, combined with the pre-acquisition results of operations for the Founding Companies through January 30, 1998 and the Acquired Companies through their date of acquisition and give effect to the pro forma adjustments related to these transactions as if they had occurred on October 1, 1997.

     IES has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Founding Companies and the Acquired Companies have contractually agreed to changes in salary, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma combined statement of operations.

     Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IES's combined financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of IES's combined financial position or results of operations for any future period. Since the acquired entities were not under common control or management prior to their acquisition by IES, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included elsewhere in this prospectus. See also "Risk Factors" included elsewhere herein.

                      INTEGRATED ELECTRICAL SERVICES, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                                               IES AND       OFFERING      PRO FORMA
                                                             SUBSIDIARIES   ADJUSTMENTS   AS ADJUSTED
                                                             ------------   -----------   -----------
CURRENT ASSETS:
  Cash.....................................................    $  4,044      $ 54,800      $ 58,844
  Receivables, net.........................................     153,380            --       153,380
  Inventories, net.........................................       7,756            --         7,756
  Cost and estimated earnings in excess of billings on
     uncompleted contracts.................................      14,445            --        14,445
  Prepaid expenses and other current assets................       3,380            --         3,380
                                                               --------      --------      --------
          Total current assets.............................     183,005        54,800       237,805
GOODWILL, NET..............................................     305,972            --       305,972
PROPERTY AND EQUIPMENT, NET................................      25,872            --        25,872
OTHER NON-CURRENT ASSETS...................................       3,157         5,000         8,157
                                                               --------      --------      --------
          Total assets.....................................    $518,006      $ 59,800      $577,806
                                                               ========      ========      ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term debt and current maturities of long-term
     debt..................................................    $  3,637      $     --      $  3,637
  Accounts payable and accrued expenses....................      71,017            --        71,017
  Billings in excess of costs and estimated earnings on
     uncompleted contracts.................................      27,175            --        27,175
  Income taxes payable.....................................       2,809            --         2,809
  Other current liabilities................................         436            --           436
                                                               --------      --------      --------
          Total current liabilities........................     105,074            --       105,074
                                                               --------      --------      --------
LONG-TERM BANK DEBT........................................      89,000       (89,000)           --
OTHER LONG-TERM DEBT, NET..................................         880            --           880
SENIOR SUBORDINATED NOTES, net of $1,200 discount..........          --       148,800       148,800
OTHER NON-CURRENT LIABILITIES..............................       1,514            --         1,514
                                                               --------      --------      --------
          Total liabilities................................     196,468        59,800       256,268
STOCKHOLDERS' EQUITY:
  Common stock.............................................         289            --           289
  Restricted common stock..................................          27            --            27
  Additional paid-in capital...............................     301,384            --       301,384
  Retained earnings........................................      19,838            --        19,838
                                                               --------      --------      --------
          Total stockholders' equity.......................     321,538            --       321,538
                                                               --------      --------      --------
          Total liabilities and stockholders' equity.......    $518,006      $ 59,800      $577,806
                                                               ========      ========      ========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                   IES AND      FISCAL 1998    FISCAL 1999     PRO FORMA    PRO FORMA    OFFERING      PRO FORMA
                                 SUBSIDIARIES   ACQUISITIONS   ACQUISITIONS   ADJUSTMENTS     TOTAL     ADJUSTMENTS   AS ADJUSTED
                                 ------------   ------------   ------------   -----------   ---------   -----------   -----------
REVENUES.......................    $386,721       $363,728       $48,379       $     --     $798,828     $     --      $798,828
COST OF SERVICES...............     306,052        295,349        39,081             --      640,482           --       640,482
                                   --------       --------       -------       --------     --------     --------      --------
GROSS PROFIT...................      80,669         68,379         9,298             --      158,346           --       158,346
SELLING, GENERAL, AND
  ADMINISTRATIVE EXPENSES......      47,390         62,621         6,640        (33,820)      82,831           --        82,831
NON-CASH, NON-RECURRING
  COMPENSATION CHARGE..........      17,036             --            --        (17,036)          --           --            --
GOODWILL AMORTIZATION..........       3,212             --            --          4,545        7,757           --         7,757
                                   --------       --------       -------       --------     --------     --------      --------
INCOME FROM OPERATIONS.........      13,031          5,758         2,658         46,311       67,758           --        67,758
OTHER INCOME (EXPENSE):
  Interest expense.............      (1,161)            --           (90)        (3,041)      (4,292)     (11,237)      (15,529)
  Interest income..............         433            730            37           (902)         298           --           298
  Other, net...................         335            404            49           (462)         326           --           326
                                   --------       --------       -------       --------     --------     --------      --------
OTHER INCOME (EXPENSE), NET....        (393)         1,134            (4)        (4,405)      (3,668)     (11,237)      (14,905)
INCOME BEFORE INCOME TAXES.....      12,638          6,892         2,654         41,906       64,090      (11,237)       52,853
PROVISION FOR INCOME TAXES.....      12,690          5,473           110          9,024       27,297       (4,326)       22,971
                                   --------       --------       -------       --------     --------     --------      --------
NET INCOME (LOSS)..............    $    (52)      $  1,419       $ 2,544       $ 32,882     $ 36,793     $ (6,911)     $ 29,882
                                   ========       ========       =======       ========     ========     ========      ========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE QUARTER ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                  IES AND      FISCAL 1999     PRO FORMA    PRO FORMA    OFFERING      PRO FORMA
                                                SUBSIDIARIES   ACQUISITIONS   ADJUSTMENTS     TOTAL     ADJUSTMENTS   AS ADJUSTED
                                                ------------   ------------   -----------   ---------   -----------   -----------
REVENUES......................................    $197,712        $5,404         $  --      $203,116      $    --      $203,116
COST OF SERVICES..............................     156,745         5,187          (402)      161,530           --       161,530
                                                  --------        ------         -----      --------      -------      --------
GROSS PROFIT..................................      40,967           217           402        41,586           --        41,586
SELLING, GENERAL, AND ADMINISTRATIVE
  EXPENSES....................................      21,841         1,101          (244)       22,698           --        22,698
GOODWILL AMORTIZATION.........................       1,848            --            51         1,899           --         1,899
                                                  --------        ------         -----      --------      -------      --------
INCOME FROM OPERATIONS........................      17,278          (884)          595        16,989           --        16,989
OTHER INCOME (EXPENSE):
  Interest expense............................      (1,695)          (13)           --        (1,708)      (2,157)       (3,865)
  Interest income.............................         151            14            --           165           --           165
  Other, net..................................          58            33            --            91           --            91
                                                  --------        ------         -----      --------      -------      --------
OTHER INCOME (EXPENSE), NET...................      (1,486)           34            --        (1,452)      (2,157)       (3,609)
INCOME BEFORE INCOME TAXES....................      15,792          (850)          595        15,537       (2,157)       13,380
PROVISION (BENEFIT) FOR INCOME TAXES..........       6,700          (327)          249         6,622         (830)        5,792
                                                  --------        ------         -----      --------      -------      --------
NET INCOME (LOSS).............................    $  9,092        $ (523)        $ 346      $  8,915      $(1,327)     $  7,588
                                                  ========        ======         =====      ========      =======      ========

                      INTEGRATED ELECTRICAL SERVICES, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. UNAUDITED PRO FORMA BALANCE SHEET:

     The Pro Forma Adjustments reflect the application of the cash proceeds from the issuance of the Notes, net of estimated offering costs of $5.0 million, to reduce amounts outstanding under the Credit Facility.

2. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS:

     The Unaudited Pro Forma Statement of Operations for the year ended September 30, 1998 and the quarter ended December 31, 1998 for IES and Subsidiaries reflect the historical results of Houston-Stafford Electric, Inc. ("Houston-Stafford") as the accounting acquirer restated for the effect of an acquisition accounted for as a pooling-of-interest combined with the other Founding Companies beginning February 1, 1998, and the Acquired Companies on their respective dates of acquisition.

     The Fiscal 1998 Acquisitions reflect the historical results of the Founding Companies other than Houston-Stafford for the period prior to February 1, 1998, and the Fiscal 1998 Acquisitions through their date of acquisition. The Fiscal 1999 Acquisitions reflect the historical results of operations for 1998 and the period from October 1, 1998 through their respective date of acquisition of the 5 Acquired Companies which were acquired subsequent to September 30, 1998.

     The following table summarizes the Pro Forma Adjustments for the Year Ended September 30, 1998 (in thousands):

                                                 ADJUSTMENTS
                                    --------------------------------------    PRO FORMA
                                      (A)        (B)       (C)       (D)     ADJUSTMENTS
                                    --------   -------   -------   -------   -----------
Selling, general and
  administrative expenses.........  $(33,820)  $    --   $    --   $    --    $(33,820)
Non-cash, non-recurring
  compensation charge.............   (17,036)       --        --        --     (17,036)
Goodwill amortization.............        --     4,545        --        --       4,545
                                    --------   -------   -------   -------    --------
  Income (loss) from operations...    50,856    (4,545)       --        --      46,311
Other income (expense):
  Interest expense................        --        --    (3,041)       --      (3,041)
  Interest income.................        --        --      (902)       --        (902)
  Other, net......................        --       316      (778)       --        (462)
                                    --------   -------   -------   -------    --------
  Other income (expense), net.....        --       316    (4,721)       --      (4,405)
                                    --------   -------   -------   -------    --------
  Income (loss) before income
     taxes........................    50,856    (4,229)   (4,721)       --      41,906
Provision for income taxes........        --        --        --     9,024       9,024
                                    --------   -------   -------   -------    --------
Net income (loss).................  $ 50,856   $(4,229)  $(4,721)  $(9,024)   $ 32,882
                                    ========   =======   =======   =======    ========

                      INTEGRATED ELECTRICAL SERVICES, INC.

     The following table summarizes the Pro Forma Adjustments for the Quarter Ended December 31, 1998 (in thousands):

                                                           ADJUSTMENTS
                                                 -------------------------------    PRO FORMA
                                                  (A)     (B)      (C)      (D)    ADJUSTMENTS
                                                 -----    ----    -----    -----   -----------
Cost of services...............................  $(402)   $ --    $  --    $  --      $(402)
Gross profit...................................    402      --       --       --        402
Selling, general and administrative expenses...   (244)     --       --       --       (244)
Goodwill amortization..........................     --      51       --       --         51
                                                 -----    ----    -----    -----      -----
  Income (loss) from operations................    646     (51)      --       --        595
Other income (expense):
  Interest expense.............................     --      --       --       --         --
  Interest income..............................     --      --       --       --         --
  Other, net...................................     --      --       --       --         --
                                                 -----    ----    -----    -----      -----
  Other income (expense), net..................     --      --       --       --         --
                                                 -----    ----    -----    -----      -----
  Income (loss) before income taxes............    646     (51)      --       --        595
Provision for income taxes.....................     --      --       --      249        249
                                                 -----    ----    -----    -----      -----
Net income (loss)..............................  $ 646    $(51)   $  --    $(249)     $ 346
                                                 =====    ====    =====    =====      =====

---------------

(a) Reflects the reduction in salaries, bonuses and benefits and lease payments to the owners of the Founding Companies and the Acquired Companies. These reductions in salaries, bonuses and benefits and lease payments have been agreed to in accordance with the terms of employment agreements executed as part of the acquisitions. Such employment agreements are primarily for five years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances. Also, for the year ended September 30, 1998, includes the reversal of the $17.0 million non-cash, non-recurring compensation charge in connection with the acquisition of the Founding Companies.

(b) Reflects the amortization of goodwill recorded as a result of these acquisitions over a 40-year estimated life, as well as a reduction in historical minority interest expense attributable to minority interests that were acquired as part of the related acquisitions.

(c) Reflects additional interest expense on borrowings to fund the cash portion of the consideration paid, net of reduction of interest expense attributable to historical debt repaid using proceeds from the Company's initial public offering or transferred to the owners of the Founding Companies. The additional interest expense was calculated utilizing an assumed annual effective interest rate of approximately 8.0%. Also, reflects elimination of interest income recognized by the Founding Companies and the Acquired Companies from October 1, 1997, through their respective date of acquisition.

(d) Reflects the incremental provision for federal and state income taxes at a 38.5% overall tax rate, before non-deductible goodwill and other permanent items, related to the other statements of operations adjustments and for income taxes on the pretax income of acquired companies that have historically elected S Corporation tax status.

     The Offering Adjustments for the year ended September 30, 1998 reflect the incremental interest expense of $10.3 million using an interest rate of 9.375%, amortization of deferred financing cost and amortization of the note discount of $0.5 million and $0.1 million, respectively, incurred as a result of the issuance of the notes and incremental amortization of deferred financing cost of $0.3 million related to the Credit Facility. The Offering Adjustments for the quarter ended December 31, 1998, reflect the incremental interest expense of $2.1 million using an interest rate of 9.375%, amortization of deferred financing cost and amortization of the note discount of $0.1 million and $15,500, respectively, incurred as a result of the issuance of the notes. Additionally, reflects the incremental provision for federal and state income taxes at an assumed effective tax rate of 38.5% for the offering adjustments.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   [IES LOGO]

                        OFFER TO EXCHANGE 9 3/8% SENIOR
                     SUBORDINATED NOTES DUE 2009, SERIES B
                       FOR ALL OUTSTANDING 9 3/8% SENIOR
                     SUBORDINATED NOTES DUE 2009, SERIES A

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                                           , 1999

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Integrated Electrical Services, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Integrated Electrical Services, Inc. since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Eighth of the Company's Amended and Restated Certificate of Incorporation states that:

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

     The Company has entered into indemnification agreements with each of its executive officers and directors.

     These limitations on liability would apply to violations of the federal securities laws. However, the registrant has been advised that in the opinion of the SEC, indemnification for liabilities under the Securities Act of 1933 is against public policy and therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

          3.1            --   Amended and Restated Certificate of Incorporation as
                              amended. (Incorporated by reference to Exhibit 3.1 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
          3.2            --   Bylaws, as amended. (Incorporated by reference to Exhibit
                              3.2 to the Annual Report on Form 10-K for the year ended
                              September 30, 1998 of the Company)
          4.1            --   Indenture, dated January 28, 1999, by and among Integrated
                              Electrical Services, Inc. and the subsidiaries named therein and State Street Bank and Trust Company covering up to
                              $150,000,000 9 3/8% Senior Subordinated Notes due 2009.
                              (Incorporated by reference to Exhibit 4.2 to Post-Effective
                              Amendment No. 3 to the Registration Statement on Form S-4
                              (File No. 333-50031) of the Company)
         +4.2            --   Exchange and Registration Rights Agreement dated January 28,
                              1999 by and among Integrated Electrical Services, Inc.,
                              Merrill Lynch & Co. and Donaldson, Lufkin & Jenrette
                              Securities Corporation
          4.3            --   Form of Integrated Electrical Services, Inc. 9 3/8% Senior
                              Subordinated Note due 2009 (Included in Exhibit A to Exhibit
                              4.1)
         +5.1            --   Opinion of Andrews & Kurth L.L.P.
         10.1            --   Form of Employment Agreement (Incorporated by reference to
                              Exhibit 10.1 to the Registration Statement on Form S-1 (File
                              No. 333-38715) of the Company)
         10.2            --   Form of Officer and Director Indemnification Agreement.
                              (Incorporated by reference to Exhibit 10.2 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)

             10.3            --         Integrated Electrical Services, Inc. 1997 Stock Plan. (Incorporated by reference to
                                        Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-38715) of the
                                        Company)
             10.4            --         Integrated Electrical Services, Inc. 1997 Directors Stock Plan. (Incorporated by
                                        reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No.
                                        333-38715) of the Company)
             10.5            --         Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank of Texas, N.A., including Guaranty, Pledge Agreement,
                                        Security Agreement, form of promissory note, and form of swing line note. (Incorporated by reference to Exhibit 10.5 to Post-Effective Amendment No. 1 to the Registration
                                        Statement on Form S-1 (File No. 333-50031) of the Company)
             10.6            --         Amendment No. 1 dated September 30, 1998, to the Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank of Texas,
                                        N.A. (Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form
                                        10-K/A for the year ended September 30, 1998)
             10.7            --         Amendment No. 2 dated January 18, 1999, to the Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank of Texas,
                                        N.A. (Incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 2 to
                                        the Registration Statement on Form S-1 (Reg. No. 333-50031) of the Company)
             10.8            --         Form of Lock-up Agreement entered into by the Company and the stockholders set forth on
                                        Schedule A thereto. (Incorporated by reference to 10.6 to the Registration Statement on
                                        Form S-1 (File No. 333-38715) of the Company)
            +12              --         Ratio of Earnings to Fixed Charges
            +23.1            --         Consent of Andrews & Kurth L.L.P. (Included in Exhibit 5.1)
            +23.2            --         Consent of Arthur Andersen, LLP
            +23.3            --         Consent of Hertzbach & Company, P.A.
            +23.4            --         Consent of KPMG Peat Marwick LLP
            +23.5            --         Consent of Peck & Kopacek, P.C.
            +23.6            --         Consent of Arthur Andersen, LLP
            +25.1            --         Statement of Eligibility of State Street Bank and Trust Company, Trustee on Form T-1
            +99.1            --         Form of Letter of Transmittal
            +99.2            --         Form of Notice of Guaranteed Delivery
            +99.3            --         Form of Letter to Clients
            +99.4            --         Form of Letter to Nominees
            +99.5            --         Form of Instruction to Registered Holder from Beneficial Owner

---------------

+ Filed herewith

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class main or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                        INTEGRATED ELECTRICAL SERVICES, INC.

                                        By:         /s/ JIM P. WISE
                                           -------------------------------------
                                                      Jim P. Wise
                                                       President
                                              and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Integrated Electrical Services, Inc., hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     President and Chief Executive Officer and
-----------------------------------------------------    Director (Principal Executive Officer and
                     Jim P. Wise                         Principal Financial Officer)

                /s/ DONALD PAUL HODEL                  Director
-----------------------------------------------------
                  Donald Paul Hodel

                 /s/ JERRY M. MILLS                    Senior Vice President and Chief Operating
-----------------------------------------------------    Officer -- Commercial and Industrial and
                   Jerry M. Mills                        Director

                 /s/ BEN L. MUELLER                    Senior Vice President and Chief Operating
-----------------------------------------------------    Officer -- Residential and Director
                   Ben L. Mueller

                  /s/ RICHARD MUTH                     Director
-----------------------------------------------------
                    Richard Muth

                   /s/ JON POLLOCK                     Vice Chairman of the Board of Directors
-----------------------------------------------------
                     Jon Pollock

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ ALAN R. SIELBECK                   Director
-----------------------------------------------------
                  Alan R. Sielbeck

                 /s/ C. BYRON SNYDER                   Chairman of the Board of Directors
-----------------------------------------------------
                   C. Byron Snyder

                 /s/ ROBERT STALVEY                    Director
-----------------------------------------------------
                   Robert Stalvey

                /s/ RICHARD L. TUCKER                  Director
-----------------------------------------------------
                  Richard L. Tucker

                    /s/ BOB WEIK                       Director
-----------------------------------------------------
                      Bob Weik

                 /s/ J. PAUL WITHROW                   Vice President and Chief Accounting Officer
-----------------------------------------------------    (Principal Accounting Officer)
                   J. Paul Withrow

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            EACH OF THE GUARANTORS
                                            NAMED ON SCHEDULE A-1
                                            HERETO (the "Guarantors")

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                              Chief Executive Officer of each of
                                                         the Guarantors

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer of each of the Guarantors (Principal
                     Jim P. Wise                         Executive and Financial Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer of each of the
-----------------------------------------------------    Guarantors (Principal Accounting Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director of each of the Guarantors
-----------------------------------------------------
                  John F. Wombwell

                                                                    SCHEDULE A-1


Ace Electric, Inc.
Aladdin-Ward Electric & Air, Inc.
Amber Electric, Inc.
ARC Electric, Incorporated
Bachofner Electric, Inc.
Brink Electric Construction Co.
BW/BEC, Inc.
BW/CEC, Inc.
BW Consolidated, Inc.
Charles P. Bagby Co., Inc.
Commercial Electrical Contractors, Inc.
Cypress Electrical Contractors, Inc.
Daniel Electrical of Treasure Coast, Inc.
Daniel Electrical Contractors, Inc.
Davis Electrical Constructors, Inc.
East Coast Electric Co.
Electro-Tech, Inc.
Florida Industrial Electric, Inc.
General Partner, Inc.
Goss Electric Company, Inc.
H. R. Allen, Inc.
Hatfield Electric, Inc.
Holland Electrical Systems, Inc.
Houston-Stafford Electric, Inc.
Howard Brothers Electric Co., Inc.
Integrated Communication Services, Inc.
Integrated Electrical Finance, Inc.
J.W. Gray Electric Co., Inc.
Kayton Electric, Inc.
Key Electrical Supply, Inc.
Mark Henderson, Incorporated
Menninga Electric, Inc.
Mid-States Electric Company, Inc.
Mills Electrical Contractors, Inc.
Muth Electric, Inc.
Paulin Electric Company, Inc.
PCX Corporation
Pollock Electric, Inc.
Primo Electric Company
Raines Electric Co., Inc.
Reynolds Electric Corp.
RKT Electric, Inc.
Rockwell Electric, Inc.
Rodgers Electric Company, Inc.
Spectrol, Inc.
Spoor Electric, Inc.
Summit Electric of Texas, Incorporated
T&H Electrical Corporation
Thomas Popp & Company
Thurman & O'Connell Corporation
Wright Electrical Contracting, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            EACH OF THE GUARANTORS
                                            NAMED ON SCHEDULE A-2
                                            HERETO (the "Guarantors")

                                            By:    /s/ ADRIANNE M. HORNE
                                              ----------------------------------
                                                      Adrianne M. Horne
                                                   President of each of the
                                                           Guarantors

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ ADRIANNE M. HORNE                  President, Secretary, Treasurer and Manager of
-----------------------------------------------------    each of the Guarantors (Principal Executive,
                  Adrianne M. Horne                      Financial and Accounting Officer)

                                                                    SCHEDULE A-2

BW/BEC, L.L.C.
BW/CEC, L.L.C.
Houston-Stafford Holdings LLC
ICS Holdings LLC
IES Contractors Holdings LLC
IES Holdings LLC
J.W. Gray Holdings LLC
Mills Electrical Holdings LLC
Raines Holdings LLC

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            EACH OF THE GUARANTORS
                                            NAMED ON SCHEDULE A-3
                                            HERETO (the "Guarantors")

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                              Chief Executive Officer of each of
                                                         the Guarantors

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer of each of the Guarantors (Principal
                     Jim P. Wise                         Executive and Financial Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer of each of the
-----------------------------------------------------    Guarantors (Principal Accounting Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager of each of the Guarantors
-----------------------------------------------------
                  John F. Wombwell

                                                                    SCHEDULE A-3

Houston-Stafford Management LLC
ICS Management LLC
IES Contractors Management LLC
J.W. Gray Management LLC
Mills Management LLC
Raines Management LLC

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            POLLOCK SUMMIT HOLDINGS INC.

                                            By:    /s/ ADRIANNE M. HORNE
                                              ----------------------------------
                                                      Adrianne M. Horne
                                                          President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ ADRIANNE M. HORNE                  President, Secretary, Treasurer and Director
-----------------------------------------------------    (Principal Executive, Financial and
                  Adrianne M. Horne                      Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            BEXAR ELECTRIC COMPANY, LTD.
                                            By: BW/BEC, Inc., its general
                                            partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            CALHOUN ELECTRIC COMPANY, LTD.
                                            By: BW/CEC, Inc., its general
                                            partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            HAYMAKER ELECTRIC, LTD.
                                            By: General Partner, Inc., its
                                            general partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            HOUSTON-STAFFORD ELECTRICAL
                                            CONTRACTORS LP
                                            By: Houston-Stafford Management LLC,
                                              its general partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                              TITLE
                      ---------                                              -----

                   /s/ JIM P. WISE                       Chief Executive Officer and Chief Financial
-----------------------------------------------------      Officer (Principal Executive and Financial
                     Jim P. Wise                           Officer)

                 /s/ J. PAUL WITHROW                     Chief Accounting Officer (Principal Accounting
-----------------------------------------------------      Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                     Director
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            ICS INTEGRATED COMMUNICATION
                                            SERVICES LP
                                            By: ICS Management LLC, its general
                                            partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            IES CONTRACTORS LP
                                            By: IES Contractors Management LLC,
                                            its
                                              general partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            IES MANAGEMENT LP
                                            By: Integrated Electrical Finance,
                                            Inc., its
                                              general partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                             TITLE
                      ---------                                             -----

                   /s/ JIM P. WISE                       Chief Executive Officer and Chief Financial
-----------------------------------------------------      Officer (Principal Executive and Financial
                     Jim P. Wise                           Officer)

                   J. PAUL WITHROW                       Chief Accounting Officer (Principal
-----------------------------------------------------      Accounting Officer)
                   J. Paul Withrow

                  JOHN F. WOMBWELL                       Director
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                          J.W. GRAY ELECTRICAL CONTRACTORS LP
                                          By: J. W. Gray Management LLC, its
                                            general partner

                                          By:        /s/ JIM P. WISE

                                            ------------------------------------
                                                        Jim P. Wise
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            MILLS ELECTRIC LP
                                            By: Mills Management LLC, its
                                            general partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

SIGNATURE                                                                  TITLE
---------                                                                  -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            POLLOCK SUMMIT ELECTRIC LP
                                            By: Pollock Electric Inc., its
                                            general partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of March, 1999.

                                            RAINES ELECTRIC LP
                                            By: Raines Management LLC, its
                                            general partner

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                                         DESCRIPTION
        -------                                       -----------
          3.1            --   Amended and Restated Certificate of Incorporation as
                              amended. (Incorporated by reference to Exhibit 3.1 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
          3.2            --   Bylaws, as amended. (Incorporated by reference to Exhibit
                              3.2 to the Annual Report on Form 10-K for the year ended
                              September 30, 1998 of the Company)
          4.1            --   Indenture, dated January 28, 1999, by and among Integrated
                              Electrical Services, Inc. and the subsidiaries named therein and State Street Bank and Trust Company covering up to
                              $150,000,000 9 3/8% Senior Subordinated Notes due 2009.
                              (Incorporated by reference to Exhibit 4.2 to Post-Effective
                              Amendment No. 3 to the Registration Statement on Form S-4
                              (File No. 333-50031) of the Company)
         +4.2            --   Exchange and Registration Rights Agreement dated January 28,
                              1999 by and among Integrated Electrical Services, Inc.,
                              Merrill Lynch & Co. and Donaldson, Lufkin & Jenrette
                              Securities Corporation
          4.3            --   Form of Integrated Electrical Services, Inc. 9 3/8% Senior
                              Subordinated Note due 2009 (Included in Exhibit A to Exhibit
                              4.1)
         +5.1            --   Opinion of Andrews & Kurth L.L.P.
         10.1            --   Form of Employment Agreement (Incorporated by reference to
                              Exhibit 10.1 to the Registration Statement on Form S-1 (File
                              No. 333-38715) of the Company)
         10.2            --   Form of Officer and Director Indemnification Agreement.
                              (Incorporated by reference to Exhibit 10.2 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
         10.3            --   Integrated Electrical Services, Inc. 1997 Stock Plan.
                              (Incorporated by reference to Exhibit 10.3 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
         10.4            --   Integrated Electrical Services, Inc. 1997 Directors Stock
                              Plan. (Incorporated by reference to Exhibit 10.4 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
         10.5            --   Credit Agreement dated July 30, 1998, among the Company, the
                              Financial Institutions named therein and NationsBank of
                              Texas, N.A., including Guaranty, Pledge Agreement, Security
                              Agreement, form of promissory note, and form of swing line note. (Incorporated by reference to Exhibit 10.5 to
                              Post-Effective Amendment No. 1 to the Registration Statement
                              on Form S-1 (File No. 333-50031) of the Company)
         10.6            --   Amendment No. 1 dated September 30, 1998, to the Credit
                              Agreement dated July 30, 1998, among the Company, the
                              Financial Institutions named therein and NationsBank of
                              Texas, N.A. (Incorporated by reference to Exhibit 10.6 to
                              the Company's Annual Report on Form 10-K/A for the year
                              ended September 30, 1998)
         10.7            --   Amendment No. 2 dated January 18, 1999, to the Credit
                              Agreement dated July 30, 1998, among the Company, the
                              Financial Institutions named therein and NationsBank of
                              Texas, N.A. (Incorporated by reference to Exhibit 10.7 to
                              Post-Effective Amendment No. 2 to the Registration Statement
                              on Form S-1 (Reg. No. 333-50031) of the Company)

        EXHIBIT
          NO.                                         DESCRIPTION
        -------                                       -----------
         10.8            --   Form of Lock-up Agreement entered into by the Company and
                              the stockholders set forth on Schedule A thereto.
                              (Incorporated by reference to 10.6 to the Registration
                              Statement on Form S-1 (File No. 333-38715) of the Company)
        +12              --   Ratio of Earnings to Fixed Charges
        +23.1            --   Consent of Andrews & Kurth L.L.P. (Included in Exhibit 5.1)
        +23.2            --   Consent of Arthur Andersen, LLP
        +23.3            --   Consent of Hertzbach & Company, P.A.
        +23.4            --   Consent of KPMG Peat Marwick LLP
        +23.5            --   Consent of Peck & Kopacek, P.C.
        +23.6            --   Consent of Arthur Andersen, LLP
        +25.1            --   Statement of Eligibility of State Street Bank and Trust
                              Company, Trustee on Form T-1
        +99.1            --   Form of Letter of Transmittal
        +99.2            --   Form of Notice of Guaranteed Delivery
        +99.3            --   Form of Letter to Clients
        +99.4            --   Form of Letter to Nominees
        +99.5            --   Form of Instruction to Registered Holder from Beneficial
                              Owner

---------------

+ Filed herewith